EXHIBIT 10.1



                                                                  EXECUTION COPY




                                CREDIT AGREEMENT,


                         dated as of September 12, 2005,


                                      among


                              HECLA MINING COMPANY,
                                as the Borrower,



                VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                        FROM TIME TO TIME PARTIES HERETO,
                                 as the Lenders,



                            THE BANK OF NOVA SCOTIA,
                  as the Administrative Agent for the Lenders,


                                       and


                         N M ROTHSCHILD & SONS LIMITED,
                     as the Technical Agent for the Lenders.

                           ---------------------------


                             THE BANK OF NOVA SCOTIA

                                       and

                         N M ROTHSCHILD & SONS LIMITED,

                                  as Arrangers


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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS...........................................................1

         SECTION 1.1.               Defined Terms................................................................1

         SECTION 1.2.               Use of Defined Terms........................................................27

         SECTION 1.3.               Cross-References............................................................27

         SECTION 1.4.               Accounting and Financial Determinations.....................................27

ARTICLE II            COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT...............28

         SECTION 2.1.               Commitments.................................................................28

                  SECTION 2.1.1.            Loan Commitment.....................................................28

                  SECTION 2.1.2.            Letter of Credit Commitment.........................................28

         SECTION 2.2.               Reduction of the Commitment Amounts.........................................28

                  SECTION 2.2.1.            Optional............................................................29

                  SECTION 2.2.2.            Mandatory...........................................................29

         SECTION 2.3.               Borrowing Procedure.........................................................29

         SECTION 2.4.               Continuation and Conversion Elections.......................................29

         SECTION 2.5.               Funding.....................................................................30

         SECTION 2.6.               Issuance Procedures.........................................................30

                  SECTION 2.6.1.            Other Lenders' Participation........................................30

                  SECTION 2.6.2.            Disbursements.......................................................31

                  SECTION 2.6.3.            Reimbursement.......................................................31

                  SECTION 2.6.4.            Deemed Disbursements................................................31

                  SECTION 2.6.5.            Nature of Reimbursement Obligations.................................32

         SECTION 2.7.               Register; Notes.............................................................33

         SECTION 2.8.               Extensions..................................................................33

ARTICLE III           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES................................................34

         SECTION 3.1.               Repayments and Prepayments; Application.....................................34

                  SECTION 3.1.1.            Repayments and Prepayments..........................................34

                  SECTION 3.1.2.            Application.........................................................35

         SECTION 3.2.               Interest Provisions.........................................................35

                  SECTION 3.2.1.            Rates...............................................................35

                  SECTION 3.2.2.            Default Rates.......................................................36
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                                TABLE OF CONTENTS
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                  SECTION 3.2.3.            Payment Dates.......................................................36

         SECTION 3.3.               Fees........................................................................36

                  SECTION 3.3.1.            Commitment Fee......................................................36

                  SECTION 3.3.2.            Arrangers' Fee......................................................37

                  SECTION 3.3.3.            Administrative Agent's Fee..........................................37

                  SECTION 3.3.4.            Letter of Credit Fees...............................................37

ARTICLE IV            CERTAIN LIBO RATE AND OTHER PROVISIONS....................................................37

         SECTION 4.1.               LIBO Rate Lending Unlawful..................................................37

         SECTION 4.2.               Deposits Unavailable........................................................37

         SECTION 4.3.               Increased LIBO Rate Loan Costs, etc. .......................................38

         SECTION 4.4.               Funding Losses..............................................................38

         SECTION 4.5.               Increased Capital Costs.....................................................39

         SECTION 4.6.               Taxes.......................................................................39

         SECTION 4.7.               Payments, Computations, Proceeds of Collateral, etc. .......................41

         SECTION 4.8.               Sharing of Payments.........................................................42

         SECTION 4.9.               Setoff......................................................................42

ARTICLE V             CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS.........................................43

         SECTION 5.1.               Effectiveness...............................................................43

                  SECTION 5.1.1.            Resolutions, etc. ..................................................43

                  SECTION 5.1.2.            Effective Date Certificate..........................................43

                  SECTION 5.1.3.            Delivery of Notes...................................................43

                  SECTION 5.1.4.            Financial Information, etc. ........................................44

                  SECTION 5.1.5.            Technical Report....................................................44

                  SECTION 5.1.6.            Solvency, etc. .....................................................44

                  SECTION 5.1.7.            Subsidiary Guaranty.................................................44

                  SECTION 5.1.8.            Security Agreements.................................................44

                  SECTION 5.1.9.            Filing Agent, etc. .................................................45

                  SECTION 5.1.10.           Opinion of Counsel..................................................45

                  SECTION 5.1.11.           Closing Fees, Expenses, etc. .......................................45

                  SECTION 5.1.12.           PATRIOT Act Disclosures.............................................45

                  SECTION 5.1.13.           Acknowledgments.....................................................45
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                                TABLE OF CONTENTS
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         SECTION 5.2.               Initial Credit Extension....................................................46

                  SECTION 5.2.1.            Compliance Certificate..............................................46

                  SECTION 5.2.2.            Limited Liability Company Agreement.................................46

         SECTION 5.3.               All Credit Extensions.......................................................46

                  SECTION 5.3.1.            Compliance with Warranties, No Default, etc. .......................46

                  SECTION 5.3.2.            Credit Extension Request, etc. .....................................46

                  SECTION 5.3.3.            Satisfactory Legal Form.............................................46

ARTICLE VI            REPRESENTATIONS AND WARRANTIES............................................................47

         SECTION 6.1.               Organization, etc. .........................................................47

         SECTION 6.2.               Due Authorization, Non-Contravention, etc. .................................47

         SECTION 6.3.               Government Approval, Regulation, etc. ......................................47

         SECTION 6.4.               Validity, etc. .............................................................47

         SECTION 6.5.               Financial Information; Undisclosed Liabilities..............................48

         SECTION 6.6.               No Material Adverse Change..................................................48

         SECTION 6.7.               Litigation, Labor Controversies, etc. ......................................48

         SECTION 6.8.               Subsidiaries................................................................49

         SECTION 6.9.               Ownership of Properties.....................................................49

         SECTION 6.10.              Taxes.......................................................................49

         SECTION 6.11.              Pension and Welfare Plans...................................................49

         SECTION 6.12.              Environmental Warranties....................................................50

         SECTION 6.13.              Accuracy of Information.....................................................51

         SECTION 6.14.              Regulations U and X.........................................................51

         SECTION 6.15.              Issuance of Subordinated Debt or Designated Preferred Stock; Status
                                    of Obligations as Senior Indebtedness, etc. ................................52

         SECTION 6.16.              Solvency....................................................................52

         SECTION 6.17.              Insurance...................................................................52

         SECTION 6.18.              Condition of Business and Operations........................................52

         SECTION 6.19.              Compliance with Law, etc. ..................................................52

         SECTION 6.20.              Mining Rights...............................................................53

         SECTION 6.21.              Greens Creek Joint Venture Agreement........................................53
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                                TABLE OF CONTENTS
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ARTICLE VII           COVENANTS.................................................................................53

         SECTION 7.1.               Affirmative Covenants.......................................................53

                  SECTION 7.1.1.            Financial Information, Reports, Notices, etc. ......................53

                  SECTION 7.1.2.            Maintenance of Existence; Compliance with Contracts, Laws, etc. ....56

                  SECTION 7.1.3.            Maintenance of Properties...........................................56

                  SECTION 7.1.4.            Insurance...........................................................56

                  SECTION 7.1.5.            Books and Records...................................................57

                  SECTION 7.1.6.            Environmental Law Covenant..........................................57

                  SECTION 7.1.7.            Use of Proceeds.....................................................58

                  SECTION 7.1.8.            Security, etc. .....................................................58

                  SECTION 7.1.9.            Interests in Greens Creek Mine and Greens Creek Joint Venture.......58

                  SECTION 7.1.10.           Notice of Change of Greens Creek Manager............................58

                  SECTION 7.1.11.           Material Subsidiaries...............................................58

                  SECTION 7.1.12.           Independent Corporate Existence.....................................58

                  SECTION 7.1.13.           Subsidiary Guarantor................................................59

         SECTION 7.2.               Negative Covenants..........................................................60

                  SECTION 7.2.1.            Business Activities.................................................60

                  SECTION 7.2.2.            Indebtedness........................................................60

                  SECTION 7.2.3.            Liens...............................................................62

                  SECTION 7.2.4.            Financial Condition and Operations..................................63

                  SECTION 7.2.5.            Investments.........................................................64

                  SECTION 7.2.6.            Restricted Payments, etc. ..........................................65

                  SECTION 7.2.7.            No Prepayment of Certain Indebtedness...............................67

                  SECTION 7.2.8.            Issuance of Capital Securities......................................67

                  SECTION 7.2.9.            Consolidation, Merger, Permitted Acquisitions, etc. ................68

                  SECTION 7.2.10.           Permitted Dispositions..............................................68

                  SECTION 7.2.11.           Modification of Certain Agreements..................................68

                  SECTION 7.2.12.           Transactions with Affiliates........................................69

                  SECTION 7.2.13.           Restrictive Agreements, etc. .......................................69

                  SECTION 7.2.14.           Delivery Obligations; Hedging Agreements............................70

                  SECTION 7.2.15.           Subsidiary Guarantor................................................70
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                                TABLE OF CONTENTS
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ARTICLE VIII          EVENTS OF DEFAULT.........................................................................71

         SECTION 8.1.               Listing of Events of Default................................................71

                  SECTION 8.1.1.            Non-Payment of Obligations..........................................71

                  SECTION 8.1.2.            Breach of Warranty..................................................72

                  SECTION 8.1.3.            Non-Performance of Certain Covenants and Obligations................72

                  SECTION 8.1.4.            Non-Performance of Other Covenants and Obligations..................72

                  SECTION 8.1.5.            Default on Other Indebtedness.......................................72

                  SECTION 8.1.6.            Judgments...........................................................72

                  SECTION 8.1.7.            Pension Plans.......................................................73

                  SECTION 8.1.8.            Change in Control...................................................73

                  SECTION 8.1.9.            Bankruptcy, Insolvency, etc. .......................................73

                  SECTION 8.1.10.           Impairment of Security, etc. .......................................74

                  SECTION 8.1.11.           Failure of Subordination............................................74

                  SECTION 8.1.12.           Abandonment of Greens Creek Mine; Ownership in Greens Creek
                                            Joint Venture.......................................................74

                  SECTION 8.1.13.           Regulatory Action...................................................74

                  SECTION 8.1.14.           Greens Creek Manager................................................74

         SECTION 8.2.               Action if Bankruptcy........................................................74

         SECTION 8.3.               Action if Other Event of Default............................................75

ARTICLE IX            THE ADMINISTRATIVE AGENT..................................................................75

         SECTION 9.1.               Appointments; Actions.......................................................75

         SECTION 9.2.               Funding Reliance, etc. .....................................................76

         SECTION 9.3.               Exculpation.................................................................76

         SECTION 9.4.               Successor...................................................................77

         SECTION 9.5.               Loans by Scotia Capital and Rothschild......................................77

         SECTION 9.6.               Credit Decisions............................................................77

         SECTION 9.7.               Copies, etc. ...............................................................78

         SECTION 9.8.               Reliance by Agents..........................................................78

         SECTION 9.9.               Defaults....................................................................78

         SECTION 9.10.              Technical Agent.............................................................78
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         SECTION 9.11.              Appointment of Supplemental Agents, Sub-Agents; etc. .......................78

ARTICLE X             MISCELLANEOUS PROVISIONS..................................................................79

         SECTION 10.1.              Waivers, Amendments, etc. ..................................................79

         SECTION 10.2.              Notices; Time...............................................................80

         SECTION 10.3.              Payment of Costs and Expenses...............................................81

         SECTION 10.4.              Indemnification.............................................................81

         SECTION 10.5.              Survival....................................................................83

         SECTION 10.6.              Severability................................................................83

         SECTION 10.7.              Headings....................................................................83

         SECTION 10.8.              Execution in Counterparts, Effectiveness, etc. .............................83

         SECTION 10.9.              Governing Law; Entire Agreement.............................................83

         SECTION 10.10.             Successors and Assigns......................................................83

         SECTION 10.11.             Sale and Transfer of Credit Extensions; Participations in
                                    Credit Extensions; Notes....................................................84

         SECTION 10.12.             Other Transactions..........................................................87

         SECTION 10.13.             Forum Selection and Consent to Jurisdiction.................................87

         SECTION 10.14.             Waiver of Jury Trial........................................................87

         SECTION 10.15.             Independence of Covenants and Default Provisions............................88

         SECTION 10.16.             Counsel Representation......................................................88

         SECTION 10.17.             PATRIOT Act Notification....................................................88
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                                      -vi-

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                             SCHEDULES AND EXHIBITS


SCHEDULE I      -    Disclosure Schedule
SCHEDULE II     -    Percentages; LIBOR Office; Domestic Office


EXHIBIT A       -    Form of Note
EXHIBIT B-1     -    Form of Borrowing Request
EXHIBIT B-2     -    Form of Issuance Request
EXHIBIT C       -    Form of Continuation/Conversion Notice
EXHIBIT D       -    Form of Effective Date Certificate
EXHIBIT E       -    Form of Compliance Certificate
EXHIBIT F       -    Form of Subsidiary Guaranty
EXHIBIT G-1     -    Form of Borrower Pledge Agreement
EXHIBIT G-2     -    Form of Borrower Security Agreement
EXHIBIT G-3     -    Form of Subsidiary Security Agreement
EXHIBIT H       -    Form of Interco Subordination Agreement
EXHIBIT I       -    Form of Lender Assignment Agreement
EXHIBIT J       -    Form of Acknowledgment Letter

























                                     -vii-

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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of September 12, 2005 is among HECLA MINING COMPANY, a Delaware corporation (the "Borrower"), the various financial institutions and other Persons from time to time parties hereto (the "Lenders"), THE BANK OF NOVA SCOTIA ("Scotia Capital"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, N M ROTHSCHILD & SONS LIMITED ("Rothschild"), as technical agent (in such capacity, the "Technical Agent") for the Lenders, and Scotia Capital and Rothschild, as arrangers (the "Arrangers").

                              W I T N E S S E T H:

         WHEREAS, the Borrower is engaged in the mining, extraction, production, handling, milling and other forms of processing ores, minerals and mineral resources (capitalized terms used in these recitals and not defined in these recitals to have the meanings set forth in Section 1.1 below);

         WHEREAS, the Borrower has requested, for working capital and general corporate purposes, that the Lenders and the Issuers provide Commitments to make Loans and issue (or participate in) Letters of Credit from time to time; and

         WHEREAS, the Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrower and issue (or participate in) Letters of Credit;

         NOW, THEREFORE, the parties hereto agree as follows.

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Adjusted EBITDA" means, for any applicable period, the sum of (a) EBITDA for such period, plus (b) to the extent subtracted in determining EBITDA for such period (i) interest income paid in cash during such period to the Borrower and its Subsidiaries plus (ii) Investments in the Hollister Development Block Venture, to the extent permitted by clause (m) of Section 7.2.5.

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly,

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                  (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

                  (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

          (a) the Base Rate in effect on such day; and

          (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

         Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided that, the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

         "Applicable Margin" means 1.25% for Loans maintained as Base Rate Loans and 2.25% for Loans maintained as LIBO Rate Loans.

         "Approved Fund" means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

         "Assignee Lender" is defined in Section 10.11.

         "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers pursuant to Section 5.1.1.

         "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

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         "Borrower" is defined in the preamble.

         "Borrower Pledge Agreement" means the Borrower Pledge Agreement executed and delivered by an Authorized Officer of the Borrower, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrower Security Agreement" means the Borrower Security Agreement executed and delivered by an Authorized Officer of the Borrower, substantially in the form of Exhibit G-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B-1 hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or London, England; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "Capital Expenditures" means, for any period, the aggregate amount of
(a) all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (b) Capitalized Lease Liabilities incurred by the Borrower and its Subsidiaries during such period.

         "Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

         "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

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         "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to 103% of the Stated Amount of such Letter of Credit.

         "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

                  (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

                           (ii) any Lender (or its holding company);

                  (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by

                           (i) any bank organized under the laws of the United
                  States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

                           (ii) any Lender, or

                           (iii) Idaho Independent Bank (provided that the
                  aggregate amount invested in all such certificates of deposit, time deposit and bankers acceptances issued by Idaho Independent Bank at any time shall not exceed $10,000,000); or

                  (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

                           (i) is secured by a fully perfected security interest
                  in any obligation of the type described in clause (a), and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of property of any Person.

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         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means

                  (a) at any time any Person, or Persons acting in concert, shall become the "beneficial holder" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Securities of the Borrower representing more than 50% of the issued and outstanding Voting Securities of the Borrower; or

                  (b) during any period of 24 consecutive months commencing on or after the Effective Date, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

                  (c) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Subordinated Debt Document or Designated Preferred Stock Document.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Commitment" means, as the context may require, the Loan Commitment or the Letter of Credit Commitment.

         "Commitment Amount" means, as the context may require, the Loan Commitment Amount or the Letter of Credit Commitment Amount.

         "Commitment Termination Date" means the earliest of

                  (a) the Stated Maturity Date;

                  (b) the date on which the Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (c) the date on which any Commitment Termination Event occurs.

         Upon the occurrence of any event described in the preceding clauses (b) or (c), the Loan Commitments shall terminate automatically and without any further action.

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         "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default with respect to the Borrower described in clauses (a) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the
                  Loans to be due and payable pursuant to Section 8.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the obligations of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby or, in the case of any guarantee described in clause (j) of Section 7.2.2, the maximum principal amount of the debt, obligation or other liability guaranteed assuming complete and full utilization of the underlying financing.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Credit Agreement Debt/Net Distributions Ratio" means, at any time, the ratio of:

                  (a) Indebtedness outstanding under this Agreement at such time to

                  (b) Net Distributions for the period consisting of the most recently completed Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "Credit Extension" means, as the context may require,

                  (a) the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date or increase in the Stated Amount of any existing Letter of Credit, by an Issuer.

         "Current Assets" means the (i) total assets which would properly be classified in accordance with Section 1.4 as consolidated current assets of the Borrower and its Subsidiaries and (ii) without duplication, the Capital Securities of Alamos Gold Inc. held in the name of the Borrower or any of its Subsidiaries to the extent that such Capital Securities are listed for trading on the Toronto Stock Exchange or any United States national securities exchange less the aggregate amount of outstanding Indebtedness secured, in whole or in part, by such Capital Securities.

         "Current GAAP Financials" is defined in Section 1.4.

         "Current Liabilities" means the total liabilities which would properly be classified in accordance with Section 1.4 as consolidated current liabilities of the Borrower and its Subsidiaries (other than (i) the current portion of outstanding Indebtedness of the Borrower and its Subsidiaries that matures more than one year from the date of its creation (including the Loans) or matures within one year from such date and is renewable or extendable, at the option of the Borrower or one of its Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement (including this Agreement) that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date and (ii) the aggregate amount of outstanding Indebtedness subtracted in clause (ii) of the definition of "Current Assets").

         "Current Ratio" means, at any time, the ratio of:

                  (a) Current Assets at such time;
         to

                  (b) Current Liabilities at such time.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Designated Preferred Stock" means preferred stock of the Borrower (a) which does not require any scheduled redemption within one year following the Stated Maturity Date, (b) with respect to which dividends may not be declared, paid or funds set aside for payment thereof following the occurrence and during the continuance of a Default and (c) either contains (i) terms that are not more onerous on the Borrower than the terms of its Series B Preferred Stock or (ii) covenants, redemption events, redemption provisions and other terms that are, in the reasonable judgment of the Required Lenders, customary for comparable issuances of preferred stock.

         "Designated Preferred Stock Documents" means, collectively, the certificate of designations, purchase agreements and other instruments and agreements evidencing the terms of Designated Preferred Stock, as amended, supplemented, amended and restated or otherwise modified in accordance with
Section 7.2.11.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

         "Disposition" (or similar words such as "Dispose") means, with respect to any Person, any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of such Person's assets (including accounts receivable and Capital Securities of such Person's Subsidiaries) to any other Person in a single transaction or series of transactions.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Borrower.

         "Earn-out Obligations" is defined in the definition of Indebtedness.

         "EBITDA" means, for any applicable period, the sum of

                  (a) Net Income, plus

                  (b) to the extent deducted in determining Net Income, the sum, without duplication, of (i) amounts attributable to amortization and depreciation of assets, (ii) income tax expense, (iii) Interest Expense and (iv) non-cash charges (other than write-downs of accounts receivable), minus

                  (c) to the extent added in determining Net Income, the sum, without duplication, of (i) interest income paid during such period to the Borrower and its Subsidiaries, (ii) non-cash gains, (iii) the income of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (iv) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under the Loan Documents) or requirement of law applicable to such Subsidiary, (v) the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, the Borrower or any of the Borrower's Subsidiaries and (vi) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, minus

                  (d) the amount of all cash payments made in such period to the extent that such payments relate to a non-cash charge incurred in a previous period that was added back in determining EBITDA hereunder pursuant to the preceding clause (b)(iv).

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Effective Date Certificate" means the effective date certificate executed and delivered by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; or (d) any other Person (other than a natural Person, the Borrower, any Affiliate of the Borrower or any other Person taking direction from, or working in concert with, the Borrower or any of the Borrower's Affiliates).

         "Environmental Laws" means all applicable laws (including federal, state or local statutes, ordinances, codes, rules, regulations, consent decrees, administrative orders and decisional law) relating to public health and safety, pollution or protection of the environment, including laws relating to reclamation of land and waterways.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         "Event of Default" is defined in Section 8.1.

         "Exemption Certificate" is defined in clause (e) of Section 4.6.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the confidential fee letter, dated September 12, 2005, among Scotia Capital and the Borrower.

         "Filing Agent" is defined in Section 5.1.9.

         "Filing Statements" is defined in Section 5.1.9.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2005 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Fixed Charge Coverage Ratio" means, at any time, the ratio of:

                  (a) the sum, without duplication, of (i) Unrestricted Cash of the Borrower and its wholly owned Subsidiaries as of the first day of the period consisting of the most recently completed Fiscal Quarter and the three immediately preceding Fiscal Quarters (e.g., in determining the Fixed Charge Coverage Ratio as of December 31, 2005, Unrestricted Cash of the Borrower and its wholly owned Subsidiaries as of January 1, 2005 would be included to this clause (a)(i)), (ii) the Capital Securities of Alamos Gold Inc. held in the name of the Borrower or any of its wholly owned Subsidiaries as of such first day, less the aggregate outstanding amount of Indebtedness secured, in whole or in part, by such Capital Securities, (iii) the portion of the Loan Commitment Amount not utilized as of the later of (A) such first day or
         (B) the date of this Agreement, (iv) EBITDA for such period, (v) interest income paid in cash to the Borrower and its wholly owned Subsidiaries during such period and (vi) Net Equity/Subordinated Debt Proceeds received by the Borrower during such period (provided that the aggregate amount of assets held by the Borrower in Venezuela or by Subsidiaries of the Borrower organized or operating in Venezuela that would otherwise be included in this clause (a) shall not exceed $4,000,000 (it being understood that the amount of EBITDA added pursuant to subclause (a)(iv) shall not be subject to such limitation)), to

                  (b) the sum, without duplication, of (i) Interest Expense for such period, (ii) scheduled principal repayments of Indebtedness made during such period (including, and together with, payments of Earn-Out Obligations during such period (other than payments made with Capital Securities (other than Redeemable Capital Securities) of the Borrower)), (iii) Capital Expenditures made during such period, (iv) idle property expenditures for such period (including, and together with, the aggregate amount expended by the Borrower and its Subsidiaries during such period with respect to any litigation, labor controversy, arbitration or governmental investigation or proceeding, including in respect of any judgment or settlement relating thereto, less the amount of cash reserves set forth on the December 31, 2004 consolidated balance sheet of the Borrower and its Subsidiaries with respect to such expenditures), less any such expenditures that were subtracted in the determination of EBITDA for such period pursuant to clause (d) of the definition thereof, (v) Restricted Payments made during such period (whether or not permitted hereunder, but excluding Restricted Payments permitted pursuant to clause (f) of Section 7.2.6) and (vi) the aggregate amount expended by the Borrower and its Subsidiaries in cash during such period in respect of Permitted Acquisitions (less the net cash proceeds of Capital Securities or Indebtedness issued in substantially concurrent transactions during such period for the purpose of financing such Permitted Acquisitions).

         "Foreign Subsidiary" means any Subsidiary that is not a U.S.
Subsidiary.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Greens Creek Joint Venture" means the joint venture among the Greens Creek Participants as governed by the terms of the Greens Creek Joint Venture Agreement.

         "Greens Creek Joint Venture Agreement" means the Restated Mining Venture Agreement, dated as of May 6, 1994, by and among Kennecott, the Borrower and CSX Alaska Mining Co., a Delaware corporation, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Greens Creek Manager" means Kennecott, or any successor manager appointed under the Greens Creek Joint Venture Agreement.

         "Greens Creek Mine" means the mine located on Admiralty Island, near Juneau, Alaska, that is owned and operated by the Greens Creek Joint Venture.

         "Greens Creek Mine Plan" means, with respect to the Greens Creek Mine, a five-year plan prepared by the Greens Creek Manager setting forth, inter alia, annual operating, capital and exploration budgets; proposed construction, development, operation and closing of such mines and any rehabilitation or reclamation work related thereto; exploitation, treatment, production, marketing and sale of all metals recovered from such mines; and all administrative, technical, financial and commercial activities related thereto. Each Greens Creek Mine Plan shall be updated annually, in each case in accordance with clause (k) of Section 7.1.1.

         "Greens Creek Participants" means, collectively, the Persons from time to time that have an ownership interest in the Greens Creek Joint Venture.

         "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Hecla Mine Plan" means, with respect to all mines controlled by the Borrower (including any of its Subsidiaries), a five-year plan prepared by the Borrower setting forth separately with respect to each mine, inter alia, annual operating, capital and exploration budgets; proposed construction, development, operation and closing of such mines and any rehabilitation or reclamation work related thereto; exploitation, treatment, production, marketing and sale of all metals recovered from such mines; and all administrative, technical, financial and commercial activities related thereto. Each Hecla Mine Plan shall be updated annually, in each case in accordance with clause (k) of Section 7.1.1.

         "Hedging Agreements" means currency exchange agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, commodity hedging agreements, commodity swap, exchange or futures agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

         "Hollister Development Block Venture" means the joint venture governed by the earn-in agreement dated as of August 2, 2002, between Rodeo Creek Gold, Inc. and its guarantor, Great Basin Gold Ltd., and Hecla Ventures Corporation and its guarantor, the Borrower, as amended or otherwise modified from time to time.

         "Immaterial Subsidiary" means, on any date, a Subsidiary of the Borrower which (a) was not designated as a "Material Subsidiary" on Item 1.1 of the Disclosure Schedule or (b) is notified to the Lenders as being an "Immaterial Subsidiary" pursuant to a certificate executed by an Authorized Officer of the Borrower certifying to each of the items set forth in the immediately succeeding proviso; provided that a Subsidiary shall not be an Immaterial Subsidiary if (i) its assets exceeded $1,000,000 as of the last day of the most recently completed Fiscal Quarter, (ii) its revenues exceeded $250,000 for the most recently completed Fiscal Quarter, (iii) the assets of all Immaterial Subsidiaries exceeded $10,000,000 as of the last day of the most recently completed Fiscal Quarter, (iv) the aggregate revenue of all Immaterial Subsidiaries exceeded

$1,000,000 for the most recently completed Fiscal Quarter or (v) the Borrower or any Material Subsidiary is providing any credit support for, or a guarantee of, any obligations of such Subsidiary; provided further that, in the event all Subsidiaries otherwise designated as Immaterial Subsidiaries by the Borrower should not be Immaterial Subsidiaries as a result of clause (iii) or (iv) of the immediately preceding proviso and the Borrower has not designated which Subsidiary (or Subsidiaries) should no longer constitute Immaterial Subsidiaries pursuant to the Compliance Certificate most recently delivered pursuant to clause (c) of Section 7.1.1 or Section 7.1.11, the Administrative Agent may designate which Subsidiary (or Subsidiaries) no longer constitute Immaterial Subsidiaries. In no event shall the Subsidiary Guarantor be an Immaterial Subsidiary.

         "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement;

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default; or

                  (d) which, to the extent the Borrower shall be subject to the provisions of Sarbanes-Oxley and the rules and regulations of the SEC promulgated thereunder, relates to an attestation report of such independent public accountant as to the Borrower's internal controls over financial reporting pursuant to Section 404 of Sarbanes-Oxley, except to the extent any such qualification or exception (i) is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board, (ii) has appeared in the attestation report described in the Borrower's Annual Report on Form 10-K for the 2004 Fiscal Year and the Borrower's Quarterly Report on Form 10-Q for the second Fiscal Quarter of the 2005 Fiscal Year, (iii) does not, in the reasonable judgment of the Required Lenders, create a reasonable doubt as to the accuracy of any item or items in the financial statements furnished by the Borrower that, if corrected, would cause the Borrower to be in Default or (iv) is otherwise acceptable to the Required Lenders.

         "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money or advances or borrowed metals and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including performance and reclamation bonds);

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net Hedging Obligations of such Person;

                  (f) whether or not so included as liabilities in accordance with GAAP, (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), including obligations of such Person ("Earn-out Obligations") in respect of "earn-outs" or other similar contingent payments (whether based on revenue or otherwise) arising from the acquisition of a business or line of business pursuant to a Permitted Acquisition and payable to the seller or sellers thereof, and (ii) indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g) obligations arising under Synthetic Leases;

                  (h) the stated liquidation value of Redeemable Capital Securities of such Person; and

                  (i) all Contingent Liabilities of such Person in respect of any of the foregoing.

         The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Interco Subordination Agreement" means the Subordination Agreement, substantially in the form of Exhibit H hereto, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Interest Expense" means, for any applicable period, calculated in accordance with Section 1.4, the aggregate interest expense of the Borrower and its Subsidiaries for such applicable period, including and together with (i) the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense and (ii) dividends declared on Designated Preferred Stock (except to the extent payable in additional shares of Designated Preferred Stock or shares of the Borrower's common stock).

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided that,

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Investment" means, relative to any Person,

                  (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

                  (b) Contingent Liabilities in favor of any other Person; and

                  (c) any Capital Securities held by such Person in any other Person.

         The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "ISP Rules" is defined in Section 10.9.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means Scotia Capital in its capacity as Issuer of the Letters of Credit. At the request of Scotia Capital and with the Borrower's consent (not to be unreasonably withheld), another Lender or an Affiliate of Scotia Capital may issue one or more Letters of Credit hereunder.

         "Kennecott" means Kennecott Greens Creek Mining Company, a Delaware corporation, a wholly owned subsidiary of Rio Tinto plc, a company organized under the laws of the United Kingdom.

         "Land Exchange Agreement" means the Land Exchange Agreement, dated as of December 14, 1994, between Kennecott and the United States, by and through the U.S. Department of Agriculture Forest Service, as amended or otherwise modified from time to time.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit I hereto.

         "Lenders" is defined in the preamble.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), reasonable disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and reasonable experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

                  (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

                  (c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

         "Letter of Credit" is defined in Section 2.1.2.

         "Letter of Credit Commitment" means the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $30,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Fee" is defined in Section 3.3.4.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         LIBO Rate                           LIBO Rate
                          =       -------------------------------
    (Reserve Adjusted)            1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Loans pursuant to Section 2.1.1.

         "Loan Commitment Amount" means, on any date, $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Loans" is defined in Section 2.1.1.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Letters of Credit, the Fee Letter, each Security Agreement, each other agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

         "Mandate Letter" means the confidential mandate letter, dated June 9, 2005, among Scotia Capital, Rothschild and the Borrower.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets or financial condition of the Borrower, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document.

         "Material Subsidiary" means, on any date, a Subsidiary of the Borrower which is not an Immaterial Subsidiary.

         "Mine Plans" means, collectively, the Greens Creek Mine Plan and the Hecla Mine Plan.

         "Mining Rights" means all interests in the surface of any lands, the minerals in (or that may be extracted from) any lands, all royalty agreements, water rights, patented and unpatented mining and millsite claims, fee interests, mineral leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, inurements, licenses and other rights and interests used by or necessary to the Greens Creek Joint Venture to operate the Greens Creek Mine.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which the Borrower or any member of its Controlled Group has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

         "Net Casualty Proceeds" means, with respect to any Casualty Event suffered by the Greens Creek Joint Venture, the amount of any insurance proceeds or condemnation awards received by the Borrower or the Subsidiary Guarantor in connection with such Casualty Events.

         "Net Disposition Proceeds" means the gross cash proceeds received by the Borrower or the Subsidiary Guarantor from any Disposition made by the Greens Creek Joint Venture (other than Dispositions of metal and equipment in the ordinary course of business) and any cash payment received by the Borrower or the Subsidiary Guarantor in respect of promissory notes or other non-cash consideration delivered to the Borrower or the Subsidiary Guarantor in respect thereof, minus the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred by the Borrower or the Subsidiary Guarantor in connection with such Disposition and (ii) all taxes actually paid or estimated by the Borrower or the Subsidiary Guarantor to be payable in cash within the next 12 months in connection with such Disposition; provided that, if the amount of any estimated taxes pursuant to clause (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds.

         "Net Distributions" means, for any applicable period, the excess of (i) the aggregate amount of distributions received by the Borrower or the Subsidiary Guarantor during such period from the Greens Creek Joint Venture over (ii) the aggregate amount contributed or otherwise Invested in the Greens Creek Joint Venture during such period by the Borrower and the Subsidiary Guarantor (other than an amount not exceeding $1,000,000 in the aggregate for the four Fiscal Quarters of the 2005 Fiscal Year in respect of the Borrower's Participating Share of cash deposits required to secure reclamation liabilities of the Greens Creek Joint Venture).

         "Net Equity/Subordinated Debt Proceeds" means, with respect to (a) the sale or issuance after the Effective Date by the Borrower of any of its Capital Securities or warrants or options to acquire such Capital Securities or the exercise of any such warrants or options or the contribution to the capital of the Borrower after the Effective Date or (b) the issuance after the Effective Date by the Borrower of Subordinated Debt, in each case to the extent permitted hereunder, the excess of: (i) the gross cash proceeds received by the Borrower from such sale, exercise, issuance or contribution, over (ii) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale, issuance, exercise or contribution which have not been paid to Affiliates of the Borrower in connection therewith.

         "Net Income" means, for any period, calculated in accordance with
Section 1.4, the aggregate of all amounts (inclusive, for purposes of clause (a) of Section 7.2.4, of all amounts in respect of any extraordinary gains and extraordinary losses, and exclusive, for all other purposes, of all amounts in respect of any extraordinary gains and extraordinary losses) which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for such period.

         "Net Worth" means, as at any date, the excess of

                  (a) the sum of capital stock (other than Redeemable Capital Securities) taken at par value, capital surplus (other than in respect of Redeemable Capital Securities) and retained earnings (or accumulated deficit) of the Borrower at such date;

         over

                  (b) treasury stock of the Borrower and, to the extent included in the preceding clause (a), minority interests in Subsidiaries of the Borrower at such date.

         "Non-Excluded Taxes" means any Taxes other than net income and franchise Taxes imposed with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

         "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans.

         "Obligor" means, as the context may require, the Borrower, the Subsidiary Guarantor and each other Person (other than a Secured Party) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's Capital Securities.

         "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

         "Participant" is defined in clause (e) of Section 10.11.

         "Participating Share" means (i) prior to the Transfer Date, the operating ownership interest of the Borrower in the Greens Creek Joint Venture, and (ii) on or following the Transfer

Date, the operating ownership interest of the Subsidiary Guarantor in the Greens Creek Joint Venture, in each case including all rights and obligations of the Borrower or the Subsidiary Guarantor, as the case may be, arising under the Greens Creek Joint Venture Agreement, which ownership interest is equal to 29.73% as of the Effective Date.

         "PATRIOT Act" means the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.

         "PATRIOT Act Disclosures" means all documentation and other information which the Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the applicable percentage relating to Loans set forth opposite its name on Schedule II hereto under the Commitment column or set forth in a Lender Assignment Agreement under the Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11. A Lender shall not have any Loan Commitment if its percentage under the Loan Commitment column is zero.

         "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Securities, assets, by merger or consolidation or otherwise) by the Borrower or any Subsidiary from any Person of a business in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1);

                  (b) such acquisition was not preceded by an unsolicited tender offer for the Capital Securities of the Person subject to such acquisition by, or by a proxy contest initiated by, the Borrower or any of its Subsidiaries; and

                  (c) if the consideration for such acquisition is not comprised solely of Capital Securities (other than Redeemable Capital Securities) of the Borrower (or of proceeds of any such Capital Securities that are issued pursuant to a substantially concurrent transaction), (i) in the case of an acquisition of a Person or its Capital Securities, such Person becomes a Subsidiary of the Borrower as a result of such acquisition, and, in the case of an acquisition of assets, such acquisition results in the Borrower acquiring a controlling interest in such assets, and (ii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and all transactions related thereto (including all Indebtedness that would be assumed or incurred as a result thereof) and evidencing compliance with the covenants set forth in Section 7.2.4 and certifying as to the satisfaction of the conditions set forth in the preceding clauses of this definition; provided, however, that, notwithstanding anything herein to the contrary, when determining compliance with the covenants set forth in Section 7.2.4 for purposes of this definition, (x) any non-recurring and one-time expenses included in the results of operations of the business being acquired, taking into account standard industry exploration, development and production spending patterns, may be excluded from the calculations required by this clause (c) for any period prior to the date of the consummation of such acquisition and
         (y) any projected increase in operating, exploration or other costs of the Borrower and its Subsidiaries as a result of such acquisition shall be included in the calculations required by this clause (c), in each case under subclause (x) and subclause (y), in form and substance reasonably satisfactory to the Administrative Agent.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Prior GAAP Financials" is defined in Section 1.4.

         "Quarterly Payment Date" means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Redeemable Capital Securities" means Capital Securities of the Borrower or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed (for consideration other than shares of common stock of the Borrower) on or prior to the one-year anniversary of the Stated Maturity Date (as such date may be extended or otherwise amended from time to time), except to the extent such mandatory redemption is required pursuant to a customary change of control provision which expressly provides that all indebtedness that may be required to be redeemed or prepaid on account of the relevant change of control shall have been redeemed or prepaid prior to any such redemption of Capital Securities, (ii) is redeemable at the option of the holder thereof (for consideration other than shares of common stock of the Borrower) at any time prior to such date or (iii) is convertible into or exchangeable for debt securities of the Borrower or any of its Subsidiaries at any time prior to such anniversary.

         "Refinancing" means, as to any Indebtedness, the incurrence of other Indebtedness to refinance such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied:

                           (i) the weighted average life to maturity of such
                  refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, and the first scheduled principal payment in respect of such refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced;

                           (ii) the principal amount of such refinancing
                  Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced;

                           (iii) the respective obligor or obligors shall be the
                  same on the refinancing Indebtedness as on the Indebtedness being refinanced;

                           (iv) the security, if any, for the refinancing
                  Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness);

                           (v) the refinancing Indebtedness is subordinated to
                  the Obligations to the same degree, if any, or to a greater degree as the Indebtedness being refinanced; and

                           (vi) no material terms applicable to such refinancing
                  Indebtedness or, if applicable, the related guarantees of such refinancing Indebtedness (including covenants, events of default, remedies, acceleration rights) shall be more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced.

         "Register" is defined in clause (a) of Section 2.7.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Release" means a "release", as such term is defined in CERCLA.

         "Replacement Lender" is defined in clause (h) of Section 10.11.

         "Required Lenders" means, at any time, Lenders holding more than 65% of the Total Exposure Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Restricted Payment" means (i) the declaration or payment of any dividend (other than dividends payable solely in common stock of the Borrower) on, or on account of, any class of Capital Securities of the Borrower or any Subsidiary, or (ii) the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the Borrower or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash, obligations of the Borrower or any Subsidiary, property or otherwise.

         "Rothschild" is defined in the preamble.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

         "Sarbanes-Oxley" means the U.S. Sarbanes-Oxley Act of 2002.

         "Scotia Capital" is defined in the preamble.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means, collectively, the Lenders, the Issuers, the Administrative Agent, the Technical Agent and (in each case) each of their respective successors, transferees and assigns.

         "Security Agreements" means, as the context may require, the Borrower Pledge Agreement, the Borrower Security Agreement and the Subsidiary Security Agreement.

         "Senior Debt" means, at any time, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (a), clause (b), clause (c), clause (f) (other than Earn-out Obligations
(A) that have not been reduced to a fixed amount or (B) to the extent such obligations may, in accordance with their terms, be satisfied at the sole option of the obligor thereof at any time regardless of the happening of any event by the delivery of Capital Securities (other than Redeemable Capital Securities) of the Borrower), clause (g) and clause (h), in each case of the definition of "Indebtedness" (exclusive of (i) Indebtedness secured on a first-priority basis by any restricted cash deposit in an amount not exceeding the amount of such restricted cash deposit, (ii) Subordinated Debt, (iii) to the extent constituting Indebtedness, Designated Preferred Stock and (iv) Indebtedness secured by Capital Securities of Alamos Gold Inc. held in the name of the Borrower or any of its Subsidiaries in an amount not exceeding the fair market value of such Capital Securities), and any Contingent Liability in respect of any of the foregoing.

         "Senior Debt/Adjusted EBITDA Ratio" means, at any time, the ratio of

                  (a) Senior Debt outstanding at such time

         to

                  (b) Adjusted EBITDA computed for the period consisting of the most recently completed Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "Series B Preferred Stock" means the Borrower's Series B Cumulative Convertible Preferred Stock, par value $0.25 per share.

         "Small Lot Repurchase Program" means the Borrower's program to redeem, purchase or acquire the common stock, par value $0.25 per share, of the Borrower held by Persons which hold 10 shares or less of such common stock of the Borrower.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond the ability of such Person to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or transaction, for which the property of such Person on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

         "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means, with respect to all Loans, September 12, 2007, or as such date is extended pursuant to Section 2.8, but in no event shall such date be later than September 12, 2009.

         "Subordinated Debt" means unsecured Indebtedness of the Borrower which
(a) is subordinated in right of payment to the Obligations on terms customary in the reasonable judgment of the Required Lenders for comparable issuances of high-yield debt securities, (b) does not require any scheduled repayment within one year following the Stated Maturity Date, (c) has only cross acceleration rights (and not cross default rights) and (d) has other covenants, events of default, remedies, acceleration rights, redemption provisions and other terms that are, in the reasonable judgment of the Required Lenders, customary for comparable issuances of high-yield debt securities.

         "Subordinated Debt Documents" means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.11.

         "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "Subsidiary Guarantor" means Hecla Alaska LLC, a Delaware limited liability company and direct, wholly owned Subsidiary of the Borrower.

         "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by an Authorized Officer of the Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Security Agreement" means, the Subsidiary Security Agreement executed and delivered by the Subsidiary Guarantor and the Administrative Agent, substantially in the form of Exhibit G-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "Taxes" means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "Technical Agent" is defined in the preamble and includes each other Person appointed as the successor Technical Agent.

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and all Commitments shall have terminated.

         "Transfer Date" is defined in Section 7.1.13.

         "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "U.S. Subsidiary" means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.

         "Unrestricted Cash" means, with respect to any Person, unrestricted cash or Cash Equivalent Investments of such Person that are free of any Lien.

         "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "wholly owned Subsidiary" means any Subsidiary all of the outstanding Capital Securities of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. (a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those U.S. generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in clause (a) of Section 5.1.4. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

         (b) If the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VII or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VII or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. In the event of any such notification from the Borrower or the Administrative Agent and until such notice is withdrawn or such covenant is so amended, the Borrower will furnish to each Lender and the Administrative

Agent, in addition to the financial statements required to be furnished pursuant to Section 7.1.1 (the "Current GAAP Financials"), (i) the financial statements described in such Section based upon GAAP as in effect at the time such covenant was agreed to (the "Prior GAAP Financials") and (ii) a reconciliation between the Prior GAAP Financials and the Current GAAP Financials.

                                   ARTICLE II
                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, each Lender and the Issuer severally agrees, to make Credit Extensions as set forth below.

         SECTION 2.1.1. Loan Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Commitment Termination Date, each Lender agrees that it will, subject to satisfaction (or waiver) of the conditions hereof, make loans (relative to such Lender, its "Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of each Borrowing of the Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans of such Lender together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Loan Commitment Amount.

         SECTION 2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Commitment Termination Date, the relevant Issuer agrees that it will, subject to satisfaction (or waiver) of the conditions hereof,

                  (a) issue one or more standby letters of credit (relative to such Issuer, its "Letter of Credit") for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder.

         No Stated Expiry Date shall extend beyond the earlier of (i) the Commitment Termination Date and (ii) unless otherwise agreed to by the Issuer in its sole discretion, one year from the date of such extension. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Loans then outstanding would exceed the Loan Commitment Amount.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time as set forth below.

         SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of the Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Borrower; provided that, all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any optional or mandatory reduction of the Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Loan Commitment Amount) to an aggregate amount not in excess of the Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer.

         SECTION 2.2.2. Mandatory. The Borrower shall, and shall cause the Subsidiary Guarantor to, within 5 Business Days of its receipt of any Net Disposition Proceeds or Net Casualty Proceeds, deliver to the Administrative Agent notice of the amount of such proceeds. To the extent the aggregate amount of such proceeds received by the Borrower or the Subsidiary Guarantor since the Effective Date exceeds $7,500,000 (the "Threshold Amount"), the Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount in excess of the Threshold Amount.

         SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000, in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York City time) on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Administrative Agent on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided that, (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date or increase of the Stated Amount of a standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that an Issuer issue, or extend the Stated Expiry Date or increase the Stated Amount of, a Letter of Credit in such form as may be requested by the Borrower and approved by such Issuer, solely for the purposes described in
Section 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Commitment Termination Date and (ii) (unless otherwise agreed to by an Issuer, in its sole discretion), one year from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit, and without further action, each Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing within one Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3 of receiving notice from the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3 (with the terms of this Section surviving the termination of this Agreement). In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.4 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.4) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. Disbursements. An Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. (New York City time) on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the Applicable Margin for Base Rate Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date such reimbursement is due (and thereafter, at such rate plus 2.0%). Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder.

         SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse an Issuer, each Lender's obligation under Section
2.6.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided that, after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon written notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed);

                  (b) the Borrower shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers; and

                  (c) the Borrower shall be immediately obligated to deposit with (or for the benefit of) the Issuers an amount equal to 3% of the amount deemed to have been paid or disbursed by such Issuers pursuant to the preceding clause (a).

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations and other Obligations relating to the Letters of Credit. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations or such other Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

         None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

         SECTION 2.7. Register; Notes. The Register shall be maintained on the following terms.

                  (a) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor's Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11. No assignment or transfer of a Lender's Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                  (b) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided that, the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

         SECTION 2.8. Extensions. So long as no Default has occurred and is continuing, the Borrower may, by written notice delivered no less than 90 days and no more than 120 days prior to each of the first and second anniversaries of the date hereof to the Administrative Agent (who shall promptly notify the Lenders), request that the Lenders extend the Stated Maturity Date for a period of one year from the then existing Stated Maturity Date. Each Lender shall, by notice to the Administrative Agent and the Borrower given within 60 days after receipt of such request, advise the Administrative Agent and the Borrower of whether or not such Lender consents to such extension. Any Lender who does not respond to the Administrative Agent and the Borrower within such time period shall be deemed to have advised the Administrative Agent and the Borrower that it does not consent to such extension. Any extension of the Stated Maturity Date shall require consent from Lenders representing at least 50% of the Loan Commitment and any fee for such extension shall be limited to $25,000 in the aggregate to such consenting

Lenders, which shall be applied in accordance with Section 4.7. If Lenders representing the requisite percentage of the Loan Commitment approve the extension of the then existing Stated Maturity Date, but a Lender does not provide consent thereto, the Borrower shall, at its option, either (i) (A) on the then existing Stated Maturity Date or (B) prior thereto by giving not less than ten Business Days' prior irrevocable notice thereof to the Administrative Agent on the date specified in that notice, repay to such Lender its Percentage of the outstanding Loans (and reduce the Loan Commitment by such Lender's Percentage of the Loan Commitment), together with any fees, interest and other amounts accrued (whether or not then due and payable) under this Agreement and payable to such non-consenting Lender and all amounts incurred by such Lender under Section 4.4 or any other provision of this Agreement up to such specified date; or (ii) during the period following the deadline for Lenders to respond to the Borrower's request and prior to then existing Stated Maturity Date, find a replacement lender or lenders (provided that each such replacement lender shall be an Eligible Assignee and shall be consented to by the Administrative Agent (not to be unreasonably withheld) and each Issuer) and notify the non-consenting Lender of same, in which case such non-consenting Lender shall enter in a Lender Assignment Agreement, whereby it shall assign its rights and obligations under this Agreement and the other Loan Documents to such replacement lender or lenders, provided that (x) such assignment shall be without recourse, representation or warranty (other than a representation of such non-consenting Lender that it is the sole holder of the rights and obligations assigned pursuant to such assignment and that such non-consenting Lender has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such assigned rights or obligations) and shall be on terms and conditions reasonably satisfactory to such non-consenting Lender, (y) the purchase price paid by such replacement lender or lenders shall be in the amount of such non-consenting Lender's Percentage of the outstanding Loans plus the fees, interest and other amounts accrued (whether or not then due and payable) under this Agreement and payable to such non-consenting Lender and (z) the Borrower shall have paid to such non-consenting Lender any amounts incurred by such Lender under Section 4.4 or any other provision of this Agreement.

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments; Application. The Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

         SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of the Loans on the Stated Maturity Date. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided that, (A) any such prepayment of Loans shall be made pro rata among the Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Loans; (B) all such voluntary prepayments shall require at least one but no more than five Business Days' prior notice to the Administrative Agent; and (C) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $500,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $100,000.

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrower shall make a mandatory prepayment of Loans and, if necessary, Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to such excess.

                  (c) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Without limiting the effect of Section 2.1.2 or any other provision of this Agreement, in the event that the Stated Expiry Date of any outstanding Letter of Credit extends beyond the Commitment Termination Date, the Borrower shall Cash Collateralize such Letter of Credit on such Commitment Termination Date.

         Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

         SECTION 3.1.2. Application. Each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that the Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Default Rates. Upon the occurrence and during the continuation of (x) any Event of Default described in Section 8.1.1 or 8.1.9 or
(y) if requested by the Required Lenders, any other Event of Default, the outstanding principal amount of the Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due, the Letter of Credit Fee and any other fees and amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding described in Section 8.1.9) payable upon demand at a rate that is (x) in the case of Loans, 2.0% per annum in excess of the interest rate otherwise payable under this Agreement with respect to such Loans, (y) in the case of the Letter of Credit Fee, 2.0% per annum in excess of the Letter of Credit Fee otherwise payable under this Agreement and (z) in the case of other Obligations, 2.0% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Loans; provided that, in the case of LIBO Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBO Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate equal to 2.0% per annum in excess of the interest rates otherwise payable under this Agreement with respect to Base Rate Loans.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

         Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the date hereof and continuing through the applicable Commitment Termination Date, a commitment fee in an amount equal to 0.75% per annum, in each case on such Lender's Percentage of the sum of the average daily unused portion of the Commitment Amount (net of Letter of Credit Outstandings). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the date hereof, and on the Commitment Termination Date.

         SECTION 3.3.2. Arrangers' Fee. The Borrower agrees to pay to each Arranger, for its own account, 100% of the Arranging Fee (as defined in the Mandate Letter) on the date hereof.

         SECTION 3.3.3. Administrative Agent's Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter.

         SECTION 3.3.4. Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Lender, a Letter of Credit fee (the "Letter of Credit Fee") in an amount equal to the then effective Applicable Margin for Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Commitment Termination Date. The Borrower further agrees to pay to the applicable Issuer quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Commitment Termination Date an issuance fee as specified in the Fee Letter or as otherwise agreed to by the Borrower and such Issuer.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting it's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

         then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Effective Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections
4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Article III or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

         then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrower, the Borrower shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

                  (a) Any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:

                           (i) subject to clause (f), if such Taxes are
                  Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                           (ii) the Borrower shall withhold the full amount of
                  such Taxes from such payment (as increased pursuant to clause
                  (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f), the Borrower shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that, no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

                  (e) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause
         (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

                  (f) The Borrower shall not be obligated to pay any additional amounts to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause
         (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or
         (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided that, the Borrower shall be obligated to pay additional amounts to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Effective Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrower or
         (iii) the obligation to pay any additional amounts to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

         SECTION 4.7. Payments, Computations, Proceeds of Collateral, etc. (a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. (New York City time) on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         (b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable law shall be applied upon receipt to the Obligations as follows: (i) first, to the payment of all Obligations owing to the Administrative Agent, in its capacity as the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent), (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, the aggregate Reimbursement Obligations then owing and the Cash Collateralization for contingent liabilities under Letter of Credit Outstandings, (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Secured Parties, and (v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus.

         SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Secured Party; provided that, any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such appropriation and application made by such Secured Party; provided that, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

                                    ARTICLE V
                CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

         SECTION 5.1. Effectiveness. The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate from its jurisdiction of organization (and with respect to the Borrower, from the States of Idaho and Alaska), dated a date reasonably close to the Effective Date, and (ii) a certificate, dated the Effective Date with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                  (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

                  (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

                  (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

         SECTION 5.1.2. Effective Date Certificate. The Administrative Agent shall have received the Effective Date Certificate, dated the Effective Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Effective Date Certificate shall be in form and substance satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

         SECTION 5.1.3. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's Notes duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.4. Financial Information, etc. The Lenders shall have received,

                  (a) audited consolidated balance sheets and related statements of income and cash flows of (i) the Borrower and its Subsidiaries and
         (ii) the Greens Creek Joint Venture, in each case as at December 31, 2004; and

                  (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries for the Fiscal Quarters ended March 31 and June 30, 2005, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Administrative Agent and shall have been prepared in accordance with GAAP.

         SECTION 5.1.5. Technical Report. The Lenders shall have received and be satisfied with the report of Chlumsky, Armbrust & Meyer LLC with respect to its full independent technical audit of the Greens Creek Mine, its desk-top review of the Lucky Friday, La Camorra and Mina Isidora mines and its review of "fatal-flaw type closure liabilities" with respect to the San Sebastian mine.

         SECTION 5.1.6. Solvency, etc. The Administrative Agent shall have received, with counterparts for each Lender, a certificate as to the Solvency of each Obligor, duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Effective Date, in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.7. Subsidiary Guaranty. The Administrative Agent shall have received, with counterparts for each Lender, the Subsidiary Guaranty, dated as of the date hereof, duly executed and delivered by an Authorized Officer of the Subsidiary Guarantor.

         SECTION 5.1.8. Security Agreements. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of the Borrower Pledge Agreement, the Borrower Security Agreement and the Subsidiary Security Agreement, each dated as of the date hereof, duly executed and delivered by the Borrower or the Subsidiary Guarantor, as applicable, together with

                  (a) certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by the Borrower in the Subsidiary Guarantor, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities (in the case of Capital Securities that are uncertificated securities (as defined in the UCC)), confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities;

                  (b) Filing Statements suitable in form for naming the Borrower and the Subsidiary Guarantor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to such Security Agreement;

                  (c) UCC Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in any security agreement previously granted by any Person, together with such other UCC Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Obligors; and

                  (d) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name any Obligor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall, except with respect to Liens permitted by Section 7.2.3.), evidence a Lien on any collateral described in any Loan Document).

         SECTION 5.1.9. Filing Agent, etc. All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to Corporation Service Company or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Effective Date and (iii) that the Filing Agent will notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Effective Date.

         SECTION 5.1.10. Opinion of Counsel. The Administrative Agent shall have received an opinion, dated the Effective Date and addressed to the Administrative Agent and all Lenders, from Bell, Boyd & Lloyd LLC, counsel to the Obligors, in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.11. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 10.3.

         SECTION 5.1.12. PATRIOT Act Disclosures. The Administrative Agent and each Lender shall have received all PATRIOT Act Disclosures requested by them prior to execution of this Agreement.

         SECTION 5.1.13. Acknowledgments. The Administrative Agent shall have received a letter substantially in the form of Exhibit J hereto executed by each of the Greens Creek Participants.

         SECTION 5.2. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article.

         SECTION 5.2.1. Compliance Certificate. The Lenders shall have received an initial Compliance Certificate on a pro forma basis as if the initial Credit Extension had been made as of the last day of the then most recently ended Fiscal Quarter, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower and showing compliance with the covenants set forth in Section 7.2.4.

         SECTION 5.2.2. Limited Liability Company Agreement. The Administrative Agent shall have received an amended and restated Limited Liability Company Agreement of the Subsidiary Guarantor, duly executed and delivered by the authorized officer of the sole member of the Subsidiary Guarantor, in form and substance reasonably satisfactory to the Required Lenders.

         SECTION 5.3. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth below.

         SECTION 5.3.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing.

         SECTION 5.3.2. Credit Extension Request, etc. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested, extended or increased. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.3.1 are true and correct in all material respects.

         SECTION 5.3.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party as set forth in this Article.

         SECTION 6.1. Organization, etc. Each Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except to the extent such failure would not have a Material Adverse Effect on the business of such Obligor, and has full power and authority and holds all material governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it are in each case within such Person's powers, have been duly authorized by all necessary action, and do not

                  (a) contravene any (i) Obligor's Organic Documents, (ii) court decree or order binding on or affecting any Obligor or the Greens Creek Joint Venture or (iii) law or governmental regulation binding on or affecting any Obligor or the Greens Creek Joint Venture; or

                  (b) (i) result in or require the creation or imposition of, any Lien on any Obligor's or the Greens Creek Joint Venture's properties (except as permitted by this Agreement) or (ii) result in a breach of, or a default under, any contractual restriction binding on or affecting any Obligor or the Greens Creek Joint Venture.

         SECTION 6.3. Government Approval, Regulation, etc. Except as set forth on Item 6.3 of the Disclosure Schedule, no authorization, approval, grant of a license or permit or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. Each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity). The Liens granted by each Obligor in favor of the Secured Parties constitutes valid obligations of such Obligor, enforceable against such Obligor in accordance with applicable law (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION 6.5. Financial Information; Undisclosed Liabilities. (a) The financial statements of the Borrower and its Subsidiaries and, to the best knowledge of the Borrower, of the Greens Creek Joint Venture, in each case furnished to the Administrative Agent and each Lender pursuant to Section 5.1.4, have been prepared in accordance with GAAP consistently applied, present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, and do not contain any incorrect or misleading statement of a material fact or omit any material fact necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Borrower and its Subsidiaries and, to the best knowledge of the Borrower, of the Greens Creek Joint Venture, in each case furnished pursuant to
Section 7.1.1, have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to Section 5.1.4, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         (b) There are no material liabilities of any Obligor or, to the best knowledge of the Borrower, the Greens Creek Joint Venture, of any kind whatsoever, whether accrued, determined, determinable or contingent, other than those liabilities provided for or disclosed in the most recently delivered financial statements or the notes thereto, those liabilities not required under GAAP to be provided for or disclosed in the most recently delivered financial statements or the notes thereto, those liabilities that have been disclosed in the Disclosure Schedule and liabilities arising in the ordinary course of business since the date of the most recently delivered financial statements.

         SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the business, operations, assets or financial condition of the Borrower since December 31, 2004.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened litigation, action, proceeding or labor controversy (including any strikes, walkouts or work slowdowns)

                  (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower or any of its Subsidiaries or the Greens Creek Joint Venture, or any of their respective properties, businesses or assets which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in
         Item 6.7 of the Disclosure Schedule which could reasonably be expected to have a material adverse effect on the outcome for the Borrower or its Subsidiaries of such labor controversy, litigation, arbitration or governmental investigation or proceeding; or

                  (b) which purports to affect the legality, validity or enforceability of any Loan Document.

         SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.9. In addition, set forth in Item 6.8 of the Disclosure
Schedule is an organizational chart of the Borrower and each of its Subsidiaries as of the Effective Date, which includes a description of the Capital Securities of each Subsidiary and the owners thereof.

         SECTION 6.9. Ownership of Properties. (a) The Borrower and each of its Material Subsidiaries owns and, to the best knowledge of the Borrower, the Greens Creek Joint Venture owns, (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, (iii) in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its material properties and assets (including material mining, water and other rights or permits associated with its operations), real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3 (or, in the case of the Greens Creek Joint Venture, Liens of the type permitted pursuant to Section 7.2.3).

         (b) Without limiting the generality of the foregoing clause (a), to the best knowledge of the Borrower, all lands being mined by the Greens Creek Joint Venture (other than land not material to the Greens Creek Joint Venture's production of metals) are subject to (i) patented claims of the Greens Creek Joint Venture or (ii) the Land Exchange Agreement.

         SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. (a) Except as disclosed on
Item 6.11 of the Disclosure Schedule, neither the Borrower, nor any of its Subsidiaries, nor any member of their Controlled Group (i) maintains or contributes to any Pension Plan or Multiemployer Plan, (ii) has maintained or contributed to any Pension Plan or Multiemployer Plan during the prior six years, (iii) except as required by Section 4980B of the Code or similar state law, maintains a Welfare Plan which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of member of its Controlled Group or coverage after a participant's termination of employment, or (iv) has incurred any liability or obligation under the U.S. Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied.

         (b) During the twelve-consecutive-month period prior to the Effective Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan (other than a standard termination under Section 4041(b) of ERISA which would not reasonably be expected to have a Material Adverse Effect), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan or Multiemployer Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, by the Greens Creek Joint Venture have been, and continue to be, in material compliance with all Environmental Laws, except as, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect;

                  (b) there have been no past, and there are no pending or threatened written (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, by the Greens Creek Joint Venture with respect to any alleged violation of any Environmental Law that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, to the Greens Creek Joint Venture regarding potential liability under any Environmental Law, that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (c) there have been no Releases of Hazardous Materials at, on, under or migrating from any property now or previously owned or leased by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, by the Greens Creek Joint Venture that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (d) the Borrower and its Subsidiaries and, to the best knowledge of the Borrower, the Greens Creek Joint Venture have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters other than any non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, by the Greens Creek Joint Venture is listed or proposed for listing on the National Priorities List pursuant to

         CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, by the Greens Creek Joint Venture that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (g) the Borrower, its Subsidiaries and, to the best knowledge of the Borrower, the Greens Creek Joint Venture have not transported, sent or arranged for the transportation or disposal of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims (including claims for remedial work, damage to natural resources or personal injury) against the Borrower or any such Subsidiary or, to the best knowledge of the Borrower, the Greens Creek Joint Venture that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary or, to the best knowledge of the Borrower, by the Greens Creek Joint Venture that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

                  (i) no other conditions exist at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary or, to the best knowledge of the Borrower, by the Greens Creek Joint Venture which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

         SECTION 6.13. Accuracy of Information. The factual information heretofore or contemporaneously furnished in writing on or prior to the date hereof and on or prior to each date on which a Credit Extension is made to any Secured Party by or on behalf of any Obligor or the Greens Creek Joint Venture in connection with any Loan Document or any transaction contemplated hereby when taken together with all reports, statements, schedules and registration statements included in filings made by the Borrower with the SEC prior to the delivery of such information to the extent provided to the Secured Parties, does not (and, with respect to the Greens Creek Joint Venture, to the best knowledge of the Borrower, does not) contain any untrue statement of a material fact and does not omit to state any material fact necessary to make any such information not misleading under the circumstances in which made.

         SECTION 6.14. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.15. Issuance of Subordinated Debt or Designated Preferred Stock; Status of Obligations as Senior Indebtedness, etc. In the event any Subordinated Debt is issued and outstanding, the subordination provisions of such Subordinated Debt contained in the related Subordinated Debt Documents are enforceable against the holders of such Subordinated Debt by the holder of any Senior Indebtedness or similar term referring to the Obligations (as defined in such Subordinated Debt Documents). In the event any Designated Preferred Stock is issued and outstanding, such Designated Preferred Stock contains provisions which prohibit the declaration, payment or setting aside of funds for payment of dividends on such Designated Preferred Stock following the occurrence and during the continuance of a Default and the holder of any Senior Indebtedness or similar term referring to the Obligations (as defined in the applicable Designated Preferred Stock Documents) shall be a third party beneficiary of such provisions. All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute Senior Indebtedness or similar term relating to the Obligations (as defined in the related Subordinated Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by such Subordinated Debt Documents.

         SECTION 6.16. Solvency. The Borrower and each other Obligor, both before and after giving effect to any Credit Extension, are Solvent.

         SECTION 6.17. Insurance. Each of the Borrower and its Material Subsidiaries and, to the best knowledge of the Borrower, the Greens Creek Joint Venture, maintains (i) insurance to such extent and against such risks as is customary with Persons of comparable size engaged in the same or similar business and similarly situated, (ii) worker's compensation insurance in the amount required by applicable law and (iii) such other insurance as may be required by law.

         SECTION 6.18. Condition of Business and Operations. Except as set forth on Item 6.18 of the Disclosure Schedule, (i) neither the business nor the operations of any Obligor or the Greens Creek Joint Venture has been disrupted by any casualty, act of God or any other action, and (ii) no part of any mine, mill or tailings system owned or operated by the Borrower, any of its Subsidiaries or the Greens Creek Joint Venture is experiencing any failure, which disruption or failure could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.19. Compliance with Law, etc. No Obligor is in violation of its Organic Documents in any material respect. No Obligor is in violation of any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any term of any agreement or instrument (including any material contract) binding on or otherwise affecting it or any of its properties, which violation could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         SECTION 6.20. Mining Rights. To the best knowledge of the Borrower, the Greens Creek Joint Venture has acquired all Mining Rights which are required in connection with the operation of the Greens Creek Mine as it is operated as of the date hereof, and has obtained such other surface and other rights as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the Greens Creek Mine. To the best knowledge of the Borrower, all such Mining Rights and other rights are sufficient in scope and substance for the operation of the Greens Creek Mine.

         SECTION 6.21. Greens Creek Joint Venture Agreement. The Greens Creek Joint Venture Agreement is in full force and effect and no material default has occurred and is continuing thereunder. Neither the transfer of the rights and interests in the Greens Creek Joint Venture described in Section 7.1.13 nor any similar transfer of such rights and interests to the Secured Parties as a result of their exercise of rights and remedies under the Loan Documents would prohibit or limit the Greens Creek Joint Venture under applicable law from obtaining, amending, revising, renewing, or maintaining in good standing any permits or approvals necessary to conduct Operations (as defined in the Greens Creek Joint Venture Agreement).

                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with each Lender, each Issuer and the Administrative Agent that, until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year end audit adjustments);

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent;

                  (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, (i) showing compliance with the financial covenants set forth in Section 7.2.4, (ii) stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or an Obligor has taken or proposes to take with respect thereto), (iii) designating one or more of the Borrower's Subsidiaries as Material Subsidiaries if, in the absence of such designation, the aggregate assets or revenues of all Immaterial Subsidiaries of the Borrower would exceed the aggregate amounts set forth in clauses (iii) and (iv) of the first proviso to the definition of "Immaterial Subsidiary" and (iv) certifying that the Subsidiaries of the Borrower previously designated as Immaterial Subsidiaries remain Immaterial Subsidiaries as of the date thereof;

                  (d) as soon as possible and in any event within three days after the Borrower or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or such Obligor has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within five days after the Borrower or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item
         6.7 of the Disclosure Schedule which could reasonably be expected to have a material adverse effect on the outcome of such litigation, action, proceeding or labor controversy or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

                  (g) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (h) promptly upon receipt thereof, copies of all "management letters" submitted to the Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

                  (i) promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt or any Designated Preferred Stock Documents, copies of such notice or report;

                  (j) promptly following receipt thereof by the Borrower (and following the Transfer Date, receipt thereof by the Subsidiary Guarantor), (i) a copy of the monthly progress reports on the operations of the Greens Creek Joint Venture and monthly supplemental financial data with respect to the Greens Creek Joint Venture, for the immediately preceding calendar month and (ii) a copy of the balance sheet and the related statements of income and cash flow of the Greens Creek Joint Venture for each fiscal year, setting forth in comparative form the figures for the immediately preceding fiscal year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent;

                  (k) as soon as available and, in any event, within

                           (i) 45 days after the end of each Fiscal Year,
                  updated capital, operating and exploration budgets of the Borrower and its Material Subsidiaries;

                           (ii) 90 days after the end of each fiscal year of the
                  Greens Creek Joint Venture, an updated Greens Creek Mine Plan; and

                           (iii) 30 days after the end of each Fiscal Year, an
                  updated Hecla Mine Plan.

                  (l) as soon as possible and in any event within three days after the Borrower or any other Obligor obtains knowledge of the commencement of any suit, action or proceeding arising under any Environmental Laws which could reasonably be expected to result in a Material Adverse Effect, or any other adverse claim asserted against any Obligor or with respect to its properties which could reasonably be expected to result in a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

                  (m) promptly upon the occurrence of any material event relating to the Greens Creek Mine, including any unscheduled shutdowns of, or disruptions to, the mining operations of the Greens Creek Joint Venture, notice thereof;

                  (n) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to, or as to compliance with, laws relating to employee health and safety (including the Occupational Safety and Health Act, 29 U.S.C.A. ss.651 et. seq. and the Federal Mine Safety and Health Act, 30 U.S.C.A. ss.801 et. seq.), to the extent conditions described in such claims, complaints, notices and inquiries could reasonably be expected to result in a liability for the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000 and shall promptly resolve any material non-compliance with such laws (except to the extent such non-compliance is being diligently contested in good faith) and keep its property free of any Lien imposed by such laws; and

                  (o) such other financial and other information as any Secured Party may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

         SECTION 7.1.2. Maintenance of Existence; Compliance with Contracts, Laws, etc. Subject to the provisions of this Agreement, the Borrower will, and will cause each of its Material Subsidiaries to, preserve and maintain its legal existence (except, in the case of Material Subsidiaries, as otherwise permitted by Section 7.2.10), rights, privileges and franchises, and to be duly qualified and in good standing in each jurisdiction in which such Person owns properties or carries on business and in any other jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to be so qualified and in good standing could not reasonably be expected to have, either individually, or in the aggregate, a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders that are material to the Borrower and its Subsidiaries and the Greens Creek Joint Venture, including the payment (before the same become delinquent) of all Taxes imposed upon the Borrower or its Subsidiaries or upon their property, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Material Subsidiaries (and, as consistent with the Borrower's or the Subsidiary Guarantor's rights under the Greens Creek Joint Venture Agreement, will use its reasonable best efforts to cause the Greens Creek Mine) to, maintain, preserve, protect and keep

                           (i) its interests in its properties as necessary for
                  it to be able to develop and operate its mines in accordance with normal industry practice; and

                           (ii) its properties in good repair, working order and
                  condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements in accordance with normal industry practice so that the business carried on by it may be properly conducted at all times, unless the Borrower (or, following the Transfer Date, the Subsidiary Guarantor with respect to the Greens Creek Mine) determines in good faith that the continued maintenance of any such property is no longer economically desirable, necessary or useful to the business of the Borrower, any of its Material Subsidiaries or the Greens Creek Mine.

         SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Material Subsidiaries (and, as consistent with the Borrower's or the Subsidiary Guarantor's rights under the Greens Creek Joint Venture Agreement, will use its reasonable best efforts to cause the Greens Creek Joint Venture) to, maintain:

                  (a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower, its Material Subsidiaries or the Greens Creek Joint Venture, as the case may be; and

                  (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

         SECTION 7.1.5. Books and Records. (a) The Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit each Obligor's offices, to discuss such Obligor's financial matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss each Obligor's financial matters with each Secured Party or their representatives whether or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of its books and records. The Borrower shall pay any fees of such independent public accountant incurred in connection with any Secured Party's exercise of its rights pursuant to this Section; provided that, so long as no Default has occurred and is continuing, the Borrower shall only be required to pay the fees of such independent public accountant incurred in connection with one such visit and/or discussion per Fiscal Year.

         (b) The Borrower will provide to the Administrative Agent written or verbal reports on the status of the litigation set forth in or referred to in
Item 6.7 of the Disclosure Schedule, at such times and intervals (but in any event no more than once a month, unless there has been a material adverse development with respect to the outcome of such litigation) as the Administrative Agent shall reasonably determine to assess the status and progress of such litigation, including a report on the issuance of significant rulings and the taking of important testimony. The Borrower will also cause the Borrower's legal counsel in connection with such litigation to be available to discuss (provided the Borrower's General Counsel or such counsel's designee has been provided a reasonable opportunity to be present during such discussion) any such reports with the Administrative Agent at the reasonable request of the Administrative Agent (which requests shall not be more than once a month, unless there has been a material adverse development with respect to the outcome of such litigation); provided, however, that the terms of this Section 7.1.5(b) shall not be deemed to authorize or require any attorney to disclose information that, if disclosed pursuant to this Section 7.1.5(b), would, in such attorney's written opinion, violate the attorney-client privilege between such attorney and the Borrower. The Borrower shall pay the fees of counsel incurred in connection with the Administrative Agent's exercise of its rights pursuant to this Section.

         SECTION 7.1.6. Environmental Law Covenant. The Borrower will, and will cause each of its Subsidiaries (and, as consistent with the Borrower's or the Subsidiary Guarantor's rights under the Greens Creek Joint Venture Agreement, will use its reasonable best efforts to cause the Greens Creek Joint Venture) to,

                  (a) use and operate all of its and their facilities and properties in compliance in all material respects with all Environmental Laws material to the Borrower and its Subsidiaries and the Greens Creek Joint Venture, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters material to the Borrower and its Subsidiaries and the Greens Creek Joint Venture in effect, and remain in material compliance therewith, and handle all Hazardous Materials in compliance in all material respects with all such Environmental Laws; and

                  (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws that, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and shall keep its property free of any Lien imposed by any Environmental Law.

         SECTION 7.1.7. Use of Proceeds. The Borrower will apply the proceeds of the Credit Extensions (a) for working capital and general corporate purposes of the Borrower and (b) for issuing Letters of Credit for the account of the Borrower.

         SECTION 7.1.8. Security, etc. Each Obligor will execute any documents, Filing Statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents. Without limiting the generality of the foregoing, the Borrower shall provide, upon the request of the Administrative Agent, copies of all permits and approvals referred to in Section 6.21 and related information.

         SECTION 7.1.9. Interests in Greens Creek Mine and Greens Creek Joint Venture. The Borrower shall, and following the Transfer Date shall cause the Subsidiary Guarantor to, maintain and preserve its 29.73% Participating Share (it being understood that an increase in such percentage shall not constitute a breach of this Section 7.1.9), free and clear of all Liens or claims (other than Liens permitted by clause (a), (h) or (j) of Section 7.2.3) and shall, and following the Transfer Date shall cause the Subsidiary Guarantor to, comply with each of its obligations under the Greens Creek Joint Venture Agreement (including, for the avoidance of doubt, following the Transfer Date, Investments in the Subsidiary Guarantor by the Borrower to the extent necessary to fund the payment of any obligations of the Subsidiary Guarantor).

         SECTION 7.1.10. Notice of Change of Greens Creek Manager. As soon as possible after the Borrower or the Subsidiary Guarantor obtains knowledge that the Greens Creek Manager may assign all or a portion of its interest in the Greens Creek Joint Venture, the Borrower or the Subsidiary Guarantor, as the case may be, shall provide notice thereof to the Administrative Agent and the Lenders.

         SECTION 7.1.11. Material Subsidiaries. In the event of a transfer of assets from the Borrower or any of its Subsidiaries to an Immaterial Subsidiary, the Borrower shall designate, in a notice to the Lenders, (i) such Immaterial Subsidiary as a Material Subsidiary if such Subsidiary would be a Material Subsidiary as of the last day of the Fiscal Quarter during which such transfer occurs and (ii) one or more of its other Subsidiaries as Material Subsidiaries if, in the absence of such designation, the aggregate assets or revenues of all Immaterial Subsidiaries of the Borrower would exceed the aggregate amounts set forth in clauses (iii) and (iv) of the first proviso in the definition of "Immaterial Subsidiary".

         SECTION 7.1.12. Independent Corporate Existence. The Borrower shall:

                  (a) cause the Subsidiary Guarantor to comply with the terms of its limited liability company agreement and other Organic Documents; and

                  (b) without limiting the effect of the preceding clause (a),

                           (i) observe all organizational formalities, including
                  holding appropriate meetings or actions by written consent, as required by all applicable law;

                           (ii) cause the Subsidiary Guarantor to maintain an
                  arm's-length relationship with its Affiliates and not hold itself out as being liable for the debts of any of its Affiliates (other than with respect to obligations expressly permitted hereunder); and

                           (iii) cause the Subsidiary Guarantor (A) to keep its
                  assets and its liabilities wholly separate from those of all other entities, including, but not limited to its Affiliates, and (B) to maintain its assets and liabilities in such a manner that it is not materially costly or difficult to segregate, ascertain or otherwise identify the Subsidiary Guarantor's individual assets and liabilities from those of any other Person.

Following the Transfer Date, all consolidated financial statements of the Borrower furnished by the Borrower or any of its Subsidiaries shall clearly indicate that all of the interests in the Greens Creek Joint Venture held by the Subsidiary Guarantor are held separate and apart from the assets of the Borrower and the Subsidiaries of the Borrower other than the Subsidiary Guarantor.

         SECTION 7.1.13. Subsidiary Guarantor. As soon as possible following the Effective Date (and in any event prior to November 30, 2005) (the "Transfer Date"), the Borrower shall transfer to the Subsidiary Guarantor all of its rights and interests in the Greens Creek Joint Venture, including (i) any ownership interests in the Greens Creek Joint Venture, (ii) any rights to receive income, distributions, products and proceeds from the Greens Creek Joint Venture and (iii) the Participating Share in the assets and properties of the Greens Creek Joint Venture, in each case pursuant to documents reasonably satisfactory to the Administrative Agent. On the Transfer Date, the Borrower shall, or shall cause the Subsidiary Guarantor to, provide to the Administrative Agent (i) a certificate of an Authorized Officer stating that all governmental and third party consents and approvals and filings necessary in connection with such transfer have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of any Obligor, threatened reversal or cancellation (other than such consents, approvals and filings identified to the Lenders and not material to such transfer), (ii) a copy of a good standing certificate from the State of Alaska as to the Subsidiary Guarantor, (iii) an amended and restated Limited Liability Company Agreement, in form and substance reasonably satisfactory to the Required Lenders, executed and delivered pursuant to Section 5.2.2 and (iv) an opinion of legal counsel to the Obligors as to such matters as the Administrative Agent may reasonably request, including an opinion as to perfection of the security interest granted by the Subsidiary Guarantor under the Subsidiary Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 7.2. Negative Covenants. The Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, (a) engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto, or (b) without limiting the effect of any provision contained herein, in the case of the Borrower, transfer any assets to a Subsidiary, other than (i) pursuant to Section 7.1.13, (ii) pursuant to
Section 7.2.10 or (iii) cash pursuant to a loan, advance or other Investment permitted pursuant to clauses (e), (f), (j) and (m) of Section 7.2.2, clauses
(e), (f), (h), (i), (k) and (l) of Section 7.2.5, Section 7.2.8 or clause (b) of
Section 7.2.9.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a) Indebtedness in respect of the Obligations;

                  (b) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(b) of the Disclosure Schedule, and any Refinancing of such Indebtedness;

                  (c) unsecured and secured Indebtedness in respect of performance bonds and reclamation bonds and cash deposits provided in the ordinary course of business; provided that the aggregate amount of all such secured Indebtedness outstanding pursuant to this clause shall not at any time exceed $9,000,000;

                  (d) Indebtedness evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided that, such Indebtedness is incurred within 90 days of the acquisition of such property) and in respect of Capitalized Lease Liabilities; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $10,000,000;

                  (e) Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary;

                  (f) unsecured Indebtedness of the Borrower owing to a Subsidiary that has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement (provided that, no payment of principal or interest shall be made in respect of such Indebtedness if a Default or Event of Default has occurred and is then continuing or would result therefrom);

                  (g) unsecured Subordinated Debt and/or Designated Preferred Stock of the Borrower incurred pursuant to the terms of the Subordinated Debt Documents or Designated Preferred Stock Documents, as applicable, in an aggregate amount of debt principal and preferred stock liquidation value not to exceed $200,000,000, and Refinancings of such Subordinated Debt which continue to satisfy the terms of the definition of "Subordinated Debt"; provided that the Administrative Agent shall have received prior to the incurrence thereof a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such incurrence (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to such incurrence and evidencing compliance with the covenants set forth in Section 7.2.4;

                  (h) Indebtedness of a Subsidiary (including a Subsidiary acquired pursuant to a Permitted Acquisition) of the Borrower, provided that no Obligor is providing any credit support for, or a guarantee of, any such Indebtedness, and such Indebtedness is for all purposes non-recourse to the Obligors and their respective assets;

                  (i) unsecured Indebtedness of the Borrower not to exceed $10,000,000 at any one time outstanding; provided that not more than $4,000,000 of such Indebtedness can mature prior to the Stated Maturity Date (it being understood that scheduled repayments with respect to such Indebtedness in an aggregate amount not exceeding $4,000,000 shall be permitted prior to the Stated Maturity Date), (b) the events of default, financial covenants and covenants relating to Indebtedness, Liens, Investments, Restricted Payments and Dispositions (and the definitions used therein) with respect to such Indebtedness are no more restrictive on the Borrower and its Subsidiaries than the terms of the Loan Documents and (c) the Administrative Agent shall have received a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such incurrence (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to such incurrence and evidencing compliance with the covenants set forth in Section 7.2.4 and certifying as to the satisfaction of the conditions set forth in the preceding subclauses
         (a) and (b);

                  (j) unsecured Indebtedness of the Borrower in respect of a guarantee of project financing indebtedness of a wholly owned Subsidiary; provided that (i) the Administrative Agent is satisfied that such guarantee will be for all purposes non-recourse to the Borrower and its assets upon completion of the related project and (ii) the Administrative Agent shall have received prior to the execution and delivery of such guarantee a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such execution and delivery (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to such guarantee and evidencing compliance with the covenants set forth in Section 7.2.4;

                  (k) Indebtedness consisting of Earn-out Obligations; provided that such Earn-out Obligations are unsecured;

                  (l) Hedging Obligations under Hedging Agreements permitted under Section 7.2.14; and

                  (m) Indebtedness secured by Capital Securities of Alamos Gold Inc. held in the name of the Borrower or any of its Subsidiaries; provided that such Indebtedness is for all purposes non-recourse to the Borrower and its other assets;

provided that no Indebtedness otherwise permitted by clauses (e), (g), (h), (i),
(j) or (m) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations;

                  (b) Liens existing as of the Effective Date and disclosed in
         Item 7.2.3(b) of the Disclosure Schedule securing Indebtedness described in clause (b) of Section 7.2.2, and Refinancings of such Indebtedness; provided, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date);

                  (c) Liens securing Indebtedness of the type permitted under clause (c) of Section 7.2.2;

                  (d) Liens securing Indebtedness of the type permitted under clause (d) of Section 7.2.2; provided that, (i) such Lien is granted within 90 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

                  (e) Liens securing Indebtedness permitted by clause (h) of
         Section 7.2.2 (including Liens that existed prior to such Person becoming a Subsidiary); provided that, such Liens attach only to specific assets of the Subsidiary liable in respect of such Indebtedness;

                  (f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits (other than, for the avoidance of doubt, Liens in favor of the PBGC), or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on performance bonds;

                  (h) (i) judgment Liens of $100,000 or less, provided that the aggregate amount of such judgment Liens does not exceed $500,000 and
         (ii) other judgment Liens in existence for less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies which have acknowledged their responsibility to cover such judgment and which do not otherwise result in an Event of Default under Section 8.1.6;

                  (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

                  (j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (k) Liens securing Indebtedness permitted by clause (m) of
         Section 7.2.2; provided that such Liens do not encumber any property, revenue or assets other than Capital Securities of Alamos Gold Inc. and proceeds thereof; and

                  (l) Liens on assets located outside the United States to secure statutory obligations under the laws of foreign jurisdictions.

         SECTION 7.2.4. Financial Condition and Operations. The Borrower will not permit any of the events set forth below to occur.

                  (a) The Borrower will not at any time permit its Net Worth to be less than the sum of (i) $75,000,000, plus (ii) 50% of Net Income of the Borrower for each Fiscal Year, commencing with the 2005 Fiscal Year, as shall have been completed on or prior to such time (in each case with no reduction for net losses), plus (iii) 50% of cumulative net proceeds from the issuance of Capital Securities of the Borrower during the period from December 31, 2004 to such time.

                  (b) The Borrower will not at any time permit the Credit Agreement Debt/Net Distributions Ratio to be greater than 3.00:1.

                  (c) The Borrower will not at any time permit the Senior Debt/Adjusted EBITDA Ratio to be greater than (i) from the Effective Date until (and including) December 31, 2005, 3.00:1 and (ii) thereafter, 2.50:1.

                  (d) The Borrower will not at any time permit the Fixed Charge Coverage Ratio to be less than 1.25:1.

                  (e) The Borrower will not at any time permit the Current Ratio to be less than 1.25:1.

         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person or enter into any joint venture with any other Person or Persons, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (d) Investments constituting Capital Expenditures;

                  (e) Investments permitted by (i) clause (a), (ii) clause (e),
         (iii) clause (f), (iv) clause (j) or (v) clause (m) of Section 7.2.2;

                  (f) Investments by way of contributions to capital or purchases of Capital Securities (i) by the Borrower in any Subsidiaries or by any Subsidiary in other Subsidiaries or (ii) by any Subsidiary in the Borrower;

                  (g) Investments constituting (i) accounts receivable arising,
         (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                  (h) Investments constituting Permitted Acquisitions;

                  (i) Investments constituting the incurrence of development costs and the entry into options and leases to mine real property to the extent incurred or entered into in the ordinary course of business consistent with past practice;

                  (j) Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.10;

                  (k) to the extent permitted under applicable law, advances or loans to employees, directors or officers not to exceed $1,000,000 in the aggregate at any time outstanding;

                  (l) (i) prior to the Transfer Date, Investments by the Borrower in the Greens Creek Joint Venture and (ii) on or after the Transfer Date, Investments by the Subsidiary Guarantor in the Greens Creek Joint Venture;

                  (m) Investments in the Hollister Development Block Venture in an aggregate amount not to exceed (i) $10,000,000 in the 2005 Fiscal Year, (ii) $5,400,000 in the 2006 Fiscal Year and (iii) $2,600,000 in the 2007 Fiscal Year; provided that to the extent the amount of such Investments permitted to be made in such Fiscal Years pursuant to the preceding terms of this clause (m) exceeds the aggregate amount of such Investments actually made by the Borrower and its Subsidiaries during such Fiscal Year, up to the lesser of (x) such excess amount and (y) 50% of the Investments so permitted to be made (without giving effect to any carry-forward) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year), and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used first in such succeeding Fiscal Year; and

                  (n) Investments in an aggregate amount not to exceed $10,000,000 at any time;

provided that,

                           (i) any Investment which when made complies with the
                  requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                           (ii) all Investments in the Subsidiary Guarantor
                  shall have been pledged to the Administrative Agent (for the benefit of the Secured Parties) in accordance with the terms of the Loan Documents; and

                           (iii) no Investment otherwise permitted by clauses
                  (e)(ii), (e)(iv), (e)(v), (f)(i), (h), (k), (m), or (n) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

         SECTION 7.2.6. Restricted Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than

                  (a) (i) Restricted Payments made by wholly owned Subsidiaries to the Borrower or wholly owned Subsidiaries and (ii) Restricted Payments made by non-wholly owned Subsidiaries to its shareholders or members generally so long as the Borrower or its Subsidiary which owns the equity interest in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the equity interests in the Subsidiary making such Restricted Payment);

                  (b) the declaration or payment by the Borrower of a cash dividend on, or on account of, any class of Capital Securities of the Borrower, in an aggregate amount not to exceed $5,000,000 in any Fiscal Year (it being understood that with respect to Fiscal Year 2005, such aggregate amount shall be calculated from January 1, 2005 to the end of such Fiscal Year); provided that (i) no Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such declaration or payment (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to such dividend and evidencing compliance with the covenants set forth in Section 7.2.4;

                  (c) the payment of any dividends the declaration of which was permitted pursuant to the immediately preceding clause (b), so long as such payment is made within 30 days of such declaration;

                  (d) the payment by the Borrower of a cash dividend on, or on account of, any Designated Preferred Stock the aggregate liquidation value of which, when added to the aggregate principal amount of Subordinated Debt permitted to be outstanding pursuant to clause (g) of
         Section 7.2.2, does not exceed $200,000,000; provided that (i) the dividend rate on such Designated Preferred Stock does not exceed 9.0% per annum, (ii) no Default shall have occurred and be continuing or would result therefrom and (iii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such declaration or payment (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to such dividend and evidencing compliance with the covenants set forth in Section 7.2.4;

                  (e) the redemption, purchase or other acquisition by the Borrower of its Series B Preferred Stock for consideration not exceeding $50.00 per share and, concurrent with any such redemption, the payment of accrued dividends thereon in an amount not exceeding $700,000 in the aggregate for all such shares; provided that (i) immediately before and after giving effect to such redemption no Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such redemption (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such redemption, purchase or other acquisition and evidencing compliance with the covenants set forth in Section 7.2.4; provided further that if such redemption is not consummated within the one (1) year period following the Effective Date, the Compliance Certificate delivered by the Borrower pursuant to clause (ii) of the immediately preceding proviso shows that the Fixed Charge Coverage Ratio is not less than 1.75:1 after giving pro forma effect to the consummation of such redemption, purchase or other acquisition;

                  (f) the redemption, purchase or other acquisition of Capital Securities of the Borrower in exchange for, or with the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Capital Securities (other than Redeemable Capital Securities and Designated Preferred Stock) of the Borrower; provided that immediately before and after giving effect to such redemption, purchase or other acquisition no Default shall have occurred and be continuing or would result therefrom; and

                  (g) the redemption, purchase or other acquisition of Capital Securities pursuant to the Small Lot Repurchase Program in an amount not to exceed $250,000 in the aggregate during the term of this Agreement; provided that immediately before and after giving effect to such redemption, purchase or other acquisition no Default shall have occurred and be continuing or would result therefrom.

         SECTION 7.2.7. No Prepayment of Certain Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to,

                  (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt (i) other than the stated, scheduled date for payment of interest set forth in the applicable Subordinated Debt Documents, or (ii) which would violate the terms of this Agreement or the applicable Subordinated Debt Documents;

                  (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt other than as expressly permitted by the terms of this Agreement or as required under the applicable Subordinated Debt Documents (subject to the subordination provisions thereof) following a "change-in-control" or Disposition of assets;

                  (c) make any payment with respect to an Earn-Out Obligation, other than on (or after) the stated, scheduled date therefor set forth in the documents evidencing such Earn-Out Obligation and so long as (i) the maximum portion of such payment that can be satisfied with the payment of Capital Securities (other than Redeemable Capital Securities) of the Borrower shall be so satisfied and (ii) with respect to any such payment (or portion thereof) that cannot be so satisfied,
         (A) such payment is made following the receipt by the Administrative Agent of the financial statements described in clause (b) of Section
         7.1.1 (and the Compliance Certificate relating thereto) with respect to the Fiscal Year immediately preceding the Fiscal Year in which such payment is to be made, (B) no Default shall have occurred and be continuing and (C) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four Fiscal Quarters immediately preceding such payment (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to such payment and evidencing compliance with the covenants set forth in Section 7.2.4; or

                  (d) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes;

provided that the Borrower and its Subsidiaries may pay or prepay the principal of, or premium or interest on, any Subordinated Debt, or redeem, retire, purchase, defease or otherwise acquire such Indebtedness, in exchange for, or with the net cash proceeds of, (x) Indebtedness incurred pursuant to a Refinancing of such Indebtedness or (y) the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Capital Securities (other than Redeemable Capital Securities and Designated Preferred Stock) of the Borrower, so long as immediately before and after giving effect to such payment, prepayment, redemption, retirement, purchase, defeasance or other acquisition no Default shall have occurred and be continuing or would result therefrom.

         SECTION 7.2.8. Issuance of Capital Securities. The Borrower will not, and will not permit any of its Material Subsidiaries to, issue any Capital Securities (whether for value or otherwise) to any Person other than (i) in the case of Material Subsidiaries, Capital Securities (other than Redeemable Capital Securities, unless otherwise permitted by Section 7.2.2) issued to the Borrower or another wholly owned Subsidiary or (ii) in the case of the Borrower, Capital Securities (other than Redeemable Capital Securities, unless otherwise permitted by Section 7.2.2) issued to any Person that does not result in a Change in Control.

         SECTION 7.2.9. Consolidation, Merger, Permitted Acquisitions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire any substantial part of the assets of any Person (or any division thereof), except

                  (a) (i) any U.S. Subsidiary (other than the Subsidiary Guarantor) may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other U.S. Subsidiary (other than the Subsidiary Guarantor), (ii) any Foreign Subsidiary may liquidate or dissolve voluntarily into, and may merge with or into, any other Subsidiary (other than the Subsidiary Guarantor), and (iii) the assets or Capital Securities of any Subsidiary (other than the Subsidiary Guarantor) may be purchased or otherwise acquired by the Borrower or any other Subsidiary (other than the Subsidiary Guarantor); provided that (A) no Default has occurred and is continuing or would occur after giving effect thereto, (B) such transaction will not affect the Borrower's ability to repay the Loans and interest thereon when due,
         (C) such transaction will not affect the security interest granted under the Loan Documents in favor of the Secured Parties and (D) following such transaction, the Borrower will promptly deliver to the Administrative Agent an update of Item 6.8 of the Disclosure Schedule reflecting the new corporate structure of the Borrower and its Subsidiaries; and

                  (b) the Borrower or any of its Subsidiaries (other than the Subsidiary Guarantor) may consummate one or more Permitted Acquisitions.

         SECTION 7.2.10. Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Borrower's or such Subsidiaries' assets to any Person in one transaction or series of transactions unless such Disposition is (a) metal inventory or obsolete, damaged, worn out or surplus property Disposed of in the ordinary course of its business, (b) pursuant to Section 7.1.13, (c) permitted by Section 7.2.9, (d) publicly-traded securities Disposed for fair market value, (e) (i) such Disposition is for fair market value and (ii) the proceeds received from such Disposition, together with the proceeds of all other assets Disposed of pursuant to this clause, does not exceed $10,000,000 over the term of this Agreement or (f) an Investment permitted pursuant to Section 7.2.5; provided, however, that, without limiting the effect of any other provision of this Agreement, neither the Borrower nor the Subsidiary Guarantor may Dispose of its interests in the Greens Creek Joint Venture or the Greens Creek Mine (including its rights to receive income, distributions, products or proceeds therefrom) except as permitted under Section 7.1.13.

         SECTION 7.2.11. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

                  (a) the Subordinated Debt Documents, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the Subordinated Debt and which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt or (iii) makes the covenants, events of default or remedies in such Subordinated Debt Documents less restrictive on the Borrower and its Subsidiaries;

                  (b) the Designated Preferred Stock Documents, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the Designated Preferred Stock and which (i) extends the date or reduces the amount of any required redemption of such Designated Preferred Stock, (ii) reduces the rate or extends the date for payment of dividends, premium (if any) or fees payable on such Designated Preferred Stock or (iii) makes the covenants, redemption provisions or remedies in such Designated Preferred Stock Documents less restrictive on the Borrower;

                  (c) any documents with respect to Earn-out Obligations, which
         (i) accelerates the date or increases the amount of any required payment of such Earn-out Obligation, (ii) modifies any of the subordination terms thereof or (iii) makes the covenants, events of default or remedies in such documents with respect to Earn-out Obligations more onerous on the obligors thereunder;

                  (d) the Organic Documents of (i) any Obligor, if the result thereof could reasonably be expected to have an adverse effect on the ability of such Obligor to, and (ii) any Material Subsidiary of the Borrower (other than the Subsidiary Guarantor), if the result thereof could reasonably be expected to have a Material Adverse Effect on the ability of such Subsidiary to, in each case, comply with or satisfy its obligations hereunder or on the rights or remedies of any Secured Party; or

                  (e) the Greens Creek Joint Venture Agreement, if the result thereof could reasonably be expected to have an adverse affect on the ability of the Borrower or the Subsidiary Guarantor to comply with or satisfy its obligations hereunder or on the rights or remedies of any Secured Party.

         SECTION 7.2.12. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, sale, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate; provided that the Borrower may enter into any arrangement, transaction or contract with any of its Subsidiaries that is expressly permitted by Section 7.1.9, Section 7.1.13, clause (e) or (f) of Section 7.2.2, clause (f) of Section 7.2.5, clause (a) of Section 7.2.6, clause (i) of Section 7.2.8, clause (a) of Section 7.2.9 or clause (b) of Section 7.2.10).

         SECTION 7.2.13. Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

                  (a) the creation or assumption of any Lien securing the Obligations upon its properties, revenues or assets, whether now owned or hereafter acquired;

                  (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

                  (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), any agreement governing (A) any secured Indebtedness permitted by clause (c) of Section 7.2.2 as to the cash and Cash Equivalent Investments securing such Indebtedness, (B) any Indebtedness permitted by clause (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, or (C) any Indebtedness of the Borrower permitted by clause (m) of Section 7.2.2 as to the Capital Securities of Alamos Gold Inc. securing such Indebtedness or (iii) in the case of clauses (a) and (c), any agreement of a Subsidiary governing Indebtedness permitted by Section 7.2.2 (provided that such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and would not reasonably be expected to adversely affect the Borrower's ability to make payments hereunder).

         SECTION 7.2.14. Delivery Obligations; Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be subject to any agreement or arrangement relating to gold, silver or any other metal which creates an obligation, whether matured or contingent, of the Borrower or any of its Subsidiaries to deliver (or that could be called for delivery or cash settlement) in any Fiscal Year, when taken together with all other such obligations of the Borrower and its Subsidiaries, more than (x) 66 ?% of the projected production of the Borrower and its Subsidiaries of (including the Borrower's (or Subsidiary Guarantor's) Participating Share of the Greens Creek Joint Venture's projected production of) gold or silver, as the case may be, for such Fiscal Year (as set forth in the Mine Plans most recently delivered under clause (k) of Section 7.1.1), (y) 75% of the projected production of the Borrower and its Subsidiaries of (including the Borrower's (or Subsidiary Guarantor's) Participating Share of the Greens Creek Joint Venture's projected production of) any such other metal for such Fiscal Year (as set forth in the Mine Plans most recently delivered under clause (k) of Section 7.1.1) or (z) 50% of the proven reserves and probable reserves (as determined and calculated in accordance with standards established from time to time by the SEC) of gold, silver or such other metal, as the case may be, of the Borrower and its Subsidiaries (including the Borrower's (or Subsidiary Guarantor's) Participating Share of the Greens Creek Joint Venture's proven reserves and probable reserves of gold, silver or such other metal, as the case may be). The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be subject to (a) any Hedging Agreement which is margined, (b) any Hedging Agreement with respect to which the obligations of the Borrower or any Subsidiary thereunder are secured by a Lien on the property, revenues or assets of the Borrower or any Subsidiary or (c) any Hedging Agreement for speculative purposes.

         SECTION 7.2.15. Subsidiary Guarantor. Notwithstanding anything herein to the contrary, the Borrower shall not permit the Subsidiary Guarantor to engage in any business activity other than in connection with the owning and holding of the Participating Share of the Greens Creek Joint Venture and those activities reasonably incidental thereto, including complying with the terms of the Greens Creek Joint Venture Agreement. In furtherance of, and not in limitation of the foregoing, the Borrower shall not permit the Subsidiary Guarantor to:

                  (a) own any material assets, except for its interests in the Greens Creek Joint Venture transferred to it by the Borrower, including
         (i) its ownership interests in the Greens Creek Joint Venture, (ii) its rights to receive income, distributions, products and proceeds from the Greens Creek Joint Venture and (iii) its Participating Share in the assets and properties of the Greens Creek Joint Venture;

                  (b) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness or other liabilities or obligations except for (i) the obligations under the Loan Documents,
         (ii) obligations payable to the Borrower as a result of Investments described in Section 7.1.9 and (iii) its Participating Share of Indebtedness or other liabilities or obligations of the Greens Creek Joint Venture;

                  (c) create, incur or permit to exist any Lien (other than the Liens created pursuant to the Loan Documents or Liens permitted under clause (h) or (j) of Section 7.2.3);

                  (d) make, incur, assume or suffer to exist any Investment (other than Investments in the Greens Creek Joint Venture and its Participating Share of Investments made by the Greens Creek Joint Venture);

                  (e) make or commit to make any Capital Expenditure or enter into any arrangement which would give rise to any capitalized lease liability (other than Capital Expenditures, or capitalized leases made or incurred in connection with the Greens Creek Joint Venture);

                  (f) enter into any arrangement which involves the leasing by the Subsidiary Guarantor from any lessor of any real or personal property (or any interest therein) (other than its interests in of any such arrangement entered into by the Greens Creek Joint Venture);

                  (g) sell, transfer, lease or otherwise dispose of, or grant to any Person options, warrants or other rights with respect to, any of its assets (other than its interests in any such sale, transfer, lease, grant or other disposition consummated by the Greens Creek Joint Venture);

                  (h) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or

                  (i) permit or suffer to exist any Default described in Section
         8.1.9 with respect to the Subsidiary Guarantor.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

                  (a) any principal of any Loan or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4; or

                  (b) any interest on any Loan or any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three Business Days after such amount was due.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations.
(a) Any Obligor shall default in the due performance or observance of any of its obligations under clauses (d), (e), (g), (i), (j), (l) and (m) of Section 7.1.1,
Section 7.1.7 or Section 7.2 or any Obligor shall default in the due performance or observance of its obligations under (i) Articles II and IV of the Subsidiary Guaranty or (ii) Article IV of a Security Agreement, taking into account any grace periods provided in such Subsidiary Guaranty or Security Agreement.

         (b) The Borrower shall default in the due performance or observance of any of its obligations under clauses (a), (b), (c), (f), (h), (k), (n) and (o) of Section 7.1.1 and such default shall continue unremedied for a period of 10 days.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Borrower by the Administrative Agent or any Lender or (ii) the date on which an officer of any Obligor has knowledge of such default.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees (or similar payments) on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Material Subsidiaries or the Greens Creek Joint Venture having a principal or stated amount, individually or in the aggregate, in excess of $2,500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $2,500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Material Subsidiaries or the Greens Creek Joint Venture and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 60 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $2,500,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower, any of its Material Subsidiaries, the Greens Creek Joint Venture or the Greens Creek Manager (if no successor Greens Creek Manager satisfying the requirements of Section 8.1.14 has been appointed within 30 days following the occurrence of an event set forth below with respect to the Greens Creek Manager) shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that, the Borrower, each Material Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, any Material Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Material Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that, the Borrower, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor shall directly contest in any manner the validity, binding nature or enforceability of any material provision of any Loan Document; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION 8.1.11. Failure of Subordination. Unless otherwise waived or consented to by the Administrative Agent, the Lenders and the Issuers in writing, the subordination provisions relating to any Subordinated Debt (or any refinancing thereof) and the provisions relating to any Designated Preferred Stock which provide that dividends thereon may not be declared paid or have funds set aside for the payment thereof following the occurrence and during the continuance of a Default shall fail to be enforceable in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or similar term) referring to the Obligations.

         SECTION 8.1.12. Abandonment of Greens Creek Mine; Ownership in Greens Creek Joint Venture. (a) Operation of the principal operating properties of the Greens Creek Mine shall be abandoned or terminated or (b) the Borrower (or, following the Transfer Date, the Subsidiary Guarantor) shall fail to maintain a Participating Share of at least 29.73% in the Greens Creek Joint Venture.

         SECTION 8.1.13. Regulatory Action. Any Governmental Authority shall take any action with respect to the Greens Creek Mine, the operation thereof or the sale of the production therefrom (including any action that would cause any license, permit, consent or other Mining Right to cease to be in full force and effect or to be held to be illegal or invalid and including any action (including the commencement of an action or proceeding) that results or may result in the revocation, termination or substantial and adverse modification of any such license, permit, consent or other Mining Right) which could reasonably be expected to have a Material Adverse Effect, unless such action is set aside, dismissed or withdrawn within 30 days of its institution or such action is being contested in good faith and its effect is stayed during such contest.

         SECTION 8.1.14. Greens Creek Manager. The Greens Creek Manager shall be a Person other than Kennecott, the Borrower or an Affiliate of either, or, if Kennecott or an Affiliate of Kennecott is the Greens Creek Manager, Kennecott or such Affiliate ceases to be a Subsidiary of Rio Tinto plc or Kennecott Minerals Company.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Obligor shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all

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outstanding Loans and all other Obligations (including Reimbursement
Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to reimburse all Letter of Credit Outstandings and Cash Collateralize all related Obligations in accordance with Section 2.6.4.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to any Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to reimburse all Letter of Credit Outstandings and Cash Collateralize all related Obligations in accordance with Section 2.6.4.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

         SECTION 9.1. Appointments; Actions. Each Lender hereby appoints Scotia Capital as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto (including the release of Liens on assets Disposed of in accordance with the terms of the Loan Documents). Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of any Loan Document, (including attorneys' fees), and as to which the Administrative Agent is not reimbursed by the Borrower; provided that, no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         Each Lender hereby appoints Rothschild as its Technical Agent under and for purposes of each Loan Document. Each Lender authorizes the Technical Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Technical Agent (with respect to which the Technical Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Technical Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Technical Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Technical Agent in any way relating to or arising out of any Loan Document, (including attorneys' fees), and as to which the Technical Agent is not reimbursed by the Borrower; provided that, no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Technical Agent's gross negligence or willful misconduct. The Technical Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Technical Agent shall be or become, in the Technical Agent's determination, inadequate, the Technical Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. None of the Agents or any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by either Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. Each Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If either Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Administrative Agent or the Technical Agent hereunder. In the case of an Agent that has resigned, if no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after such Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided that, if, such retiring Agent is unable to find a successor, the retiring Agent's resignation shall nevertheless thereupon become effective. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Technical Agent, as the case may be, under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Loans by Scotia Capital and Rothschild. Each of Scotia Capital and Rothschild shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent hereunder. Each of Scotia Capital and Rothschild and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Scotia Capital or Rothschild, as the case may be, were not an Agent hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of the Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

         SECTION 9.8. Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the such Agent. As to any matters not expressly provided for by the Loan Documents, each Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

         SECTION 9.9. Defaults. The Administrative Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

         SECTION 9.10. Technical Agent. Notwithstanding any implication to the contrary herein, the Technical Agent shall have no duties or responsibilities under this Agreement or any other Loan Document, unless it has expressly agreed in a separate agreement executed by it to undertake any such duty or responsibility.

         SECTION 9.11. Appointment of Supplemental Agents, Sub-Agents; etc. (a) In the event the Administrative Agent reasonably deems it necessary to comply with applicable law or, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), desirable, it may, in respect of the collateral securing the Obligations, appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Agent" and collectively as "Supplemental Agents"). Such Supplemental Agent or Supplemental Agents shall have, in respect of the collateral securing the Obligations, each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such collateral, to the extent necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such collateral and to perform such duties with respect to such collateral.

         (b) Without limiting the provisions of the foregoing clause (a), the Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective officers, directors, employees and agents.

         (c) Should any instrument in writing from any Obligor be required by any Supplemental Agent or sub-agent so appointed by the Administrative Agent to more fully and certainly vest in and confirm to him or it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Obligor to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Agent or sub-agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent or sub-agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent or sub-agent. The provisions of Sections 9.1, 9.3 and 10.4 that refer to the Administrative Agent shall inure to the benefit of each Supplemental Agent and each sub-agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or each Supplemental Agent and/or sub-agent, as the context may require.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of each Loan Document (other than Letters of Credit or the Fee Letter, which shall be modified only in accordance with their respective terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that, no such amendment, modification or waiver shall:

                  (a) modify clause (b) of Section 4.7, Section 4.8 (as it relates to sharing of payments) or this Section without the consent of all Lenders;

                  (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender's Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (c) reduce (by way of forgiveness), the principal amount of or reduce the rate of interest on any Lender's Loan, reduce any fees described in Article III payable to any

         Lender or extend the date on which interest or fees are payable in respect of such Lender's Loans, in each case without the consent of such Lender (provided that, the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2);

                  (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

                  (f) except as otherwise expressly provided in a Loan Document, release (i) the Borrower from its Obligations under the Loan Documents or the Subsidiary Guarantor from its obligations under the Subsidiary Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders; or

                  (g) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent) or any Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent or such Issuer, as the case may be.

         No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower, the Administrative Agent, a Lender or an Issuer, to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lender, such as financial statements and other information as provided in Section 7.1.1 and for the distribution and execution of Loan Documents for execution by the parties thereto, and may not be used for any other purpose. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent and the Arrangers (including the reasonable fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP, counsel to the Administrative Agent and of local counsel, if any, who may be retained by or on behalf of the Administrative Agent) in connection with

                  (a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated thereby are consummated; and

                  (b) the filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Effective Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

                  (c) the preparation or review of the form of any document or instrument or any information relevant to any Loan Document.

         The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrower also agrees to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to the Administrative Agent) incurred by the Administrative Agent in connection with
(x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations. For the avoidance of doubt, the Borrower agrees to pay all reasonable fees, costs and expenses of Chlumsky, Armbrust & Meyer LLC incurred in connection with appraisals and other inspections of the Greens Creek Mine and the other properties of the Greens Creek Joint Venture, the desk-top reviews of the Lucky Friday, La Camorra and Mina Isidora mines and the review of "fatal-flaw type closure liabilities" with respect to the San Sebastien mine.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

                  (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

         SECTION 10.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when (a) counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent and (b) each of the conditions precedent set forth in Section 5.1 shall have been satisfied.

         SECTION 10.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that, the Borrower may not assign or transfer its rights or obligations hereunder (other than pursuant to Section 7.1.13) without the consent of all Lenders.

         SECTION 10.11. Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with the terms set forth below.

                  (a) Subject to clause (b), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to it); provided that:

                           (i) except in the case of (A) an assignment of the
                  entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or (B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consent;

                           (ii) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and the Commitments assigned; and

                           (iii) the parties to each assignment shall execute
                  and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of $3,500 and if the Eligible Assignee is not already Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms.

                  (b) Any assignment proposed pursuant to clause (a) to any Person shall be subject to the prior written consent of (i) the Administrative Agent (not to be unreasonably withheld), (ii) each Issuer (not to be unreasonably withheld) and (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, so long as no Event of Default has occurred and is continuing on the date such assignment is to become effective, the Borrower (not to be unreasonably withheld). If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Borrower shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such tenth Business Day.

                  (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (d), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall (if not already a Lender) be a party hereto and, to the extent of the interest assigned by such Lender

         Assignment Agreement, have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender thereunder shall (subject to Section 10.5) be released from its obligations under the Loan Documents, to the extent of the interest assigned by such Lender Assignment Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto, but shall (as to matters arising prior to the effectiveness of the Lender Assignment Agreement) continue to be entitled to the benefits of any provisions of the Loan Documents which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the terms of this Section shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e).

                  (d) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of Section 2.7. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time upon reasonable prior notice to the Administrative Agent.

                  (e) Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than individuals) (a "Participant") in all or a portion of such Lender's rights or obligations under the Loan Documents (including all or a portion of its Commitments or the Loans owing to it); provided that,
         (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Each Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant shall, as agent of the Borrower solely for the purpose of this clause (e), record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interest. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (a) through (d) or clause (f) of Section 10.1 with respect to Obligations participated in by that Participant. Subject to clause (f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of
         Section 4.9 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.8 as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5, 4.6, 10.3 or 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-U.S. Secured Party if it were a Lender shall not be entitled to the benefits of
         Section 4.6 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with the requirements set forth in Section 4.6 as though it were a Lender. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, the applicable form or forms described in clause (e) of Section 4.6 entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (h) In the event that S&P or Moody's shall, after the date that any Person becomes a Lender (other than a Lender party to this Agreement as of the Effective Date), downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, then the Borrower and each Issuer shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee or a financial institution (a "Replacement Lender") acceptable to the Borrower, the Administrative Agent and the Issuers (such consents not to be unreasonably withheld or delayed; provided that no such consent shall be required if the Replacement Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating, such Lender hereby agrees to transfer and assign (in accordance with this Section) all of its Commitments and other rights and obligations under the Loan Documents (including Reimbursement Obligations) to such Replacement Lender; provided that, (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Replacement Lender shall be in the amount of such Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.2 through (and including) 4.6, which shall be paid by the Borrower), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of, and subject to the obligations of, any provisions of the Loan Documents which by their terms survive the termination of this Agreement.

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

         SECTION 10.14. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER,

SUCH ISSUER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

         SECTION 10.15. Independence of Covenants and Default Provisions. All covenants and default provisions contained in this Agreement or any other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants or default provisions, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant or default provision shall not, unless expressly so provided in such first covenant or default provision, avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         SECTION 10.16. Counsel Representation. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING THE BORROWER TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF THE ADMINISTRATIVE AGENT OR THE OTHER SECURED PARTIES ARE HEREBY WAIVED BY THE BORROWER.

         SECTION 10.17. PATRIOT Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the PATRIOT Act:

         IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, the Administrative Agent and the Lenders will ask for the Borrower's name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also ask to see the Borrower's legal organization documents or other identifying documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      HECLA MINING COMPANY



                                      By: /s/ Lewis E. Walde
                                          -------------------------------------
                                              Chief Financial Officer


                                      Address:       6500 Mineral Drive
                                                     Suite 200
                                                     Coeur d'Alene, Idaho 83815
                                      Facsimile No.: (208) - 292-5509

                                      Attention:     Lewis Walde

                                      THE BANK OF NOVA SCOTIA,
                                        as the Administrative Agent


                                      By: /s/ Robert Hosie
                                          -------------------------------------
                                          Title: MD

                                      Address:       40 King Street West, 62nd
                                                       Floor
                                                     P.O. Box 4085, Station A
                                                     Corporate Banking - Loan
                                                       Syndications
                                                     Toronto, Ontario M5W 2X6
                                                     Canada

                                      Facsimile No.: (416) 866-3329

                                      Attention:     Robert Hosie

                                      THE BANK OF NOVA SCOTIA,
                                        as a Lender


                                      By:
                                          -------------------------------------
                                          Title:


                                      By:
                                          -------------------------------------
                                          Title:


                                      Address:       600 Peachtree St., NE
                                                     Suite 2700
                                                     Atlanta, GA 30308

                                      Facsimile No.: (404) 888-8998

                                      Attention:     Phyllis Walker
                                                     Jill Retess

                                      N M ROTHSCHILD & SONS LIMITED,
                                        as the Technical Agent and as a Lender


                                      By:
                                          -------------------------------------
                                          Title:


                                      By:
                                          -------------------------------------
                                          Title:

                                      Address:       New Court
                                                     St. Swithin's Lane
                                                     London
                                                     EC4P 4DU

                                      Facsimile No.: +44 20 7280 5139

                                      Attention:     David Street



                                      With a copy to:

                                      Address:       NM Rothschild & Sons
                                                       (Denver) Inc.
                                                     1700 Lincoln Street,
                                                       Suite 3990
                                                     Denver, CO  80202

                                      Facsimile:     (303) 607-0998

                                      Attention:     William Heissenbuttel
                                                     George Pyper

                                    EXHIBIT A



                                      NOTE


$____________                                           ____________ ___, 20___



         FOR VALUE RECEIVED, HECLA MINING COMPANY, a Delaware corporation (the "Borrower"), without setoff or counterclaim promises to pay to the order of [NAME OF LENDER] (the "Lender") on the Stated Maturity Date the principal sum of ___________________________ DOLLARS ($___________) or, if less, the aggregate unpaid principal amount of all Loans made (or continued) by the Lender pursuant to that certain Credit Agreement, dated as of September 12, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the various financial institutions and other Persons from time to time parties thereto (including the Lender), The Bank of Nova Scotia ("Scotia Capital"), as the Administrative Agent for the Lenders, N M Rothschild & Sons Limited ("Rothschild"), as the Technical Agent for the Lenders, and Scotia Capital and Rothschild, as the Arrangers. Terms used in this Note, unless otherwise defined herein, have the meanings provided in the Credit Agreement.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in Dollars in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

         The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to this Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of and the outstanding principal amount of the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be presumptively accurate absent manifest error; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

         This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                        HECLA MINING COMPANY


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT F

                               SUBSIDIARY GUARANTY

         This SUBSIDIARY GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), dated as of September 12, 2005, is made by HECLA ALASKA LLC, a Delaware limited liability company (the "Guarantor") in favor of THE BANK OF NOVA SCOTIA ("Scotia Capital"), as administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties (capitalized terms used herein have the meanings set forth in or incorporated by reference in Article I).

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of September 12, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Hecla Mining Company, a Delaware corporation (the "Borrower"), the Lenders, the Administrative Agent, N M Rothschild & Sons Limited ("Rothschild"), as Technical Agent, and Scotia Capital and Rothschild, as Arrangers, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrower; and

         WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees, for the benefit of each Secured Party, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Borrower" is defined in the first recital.

         "Credit Agreement" is defined in the first recital.

         "Guarantor" is defined in the preamble.

         "Guaranty" is defined in the preamble.

         "Rothschild" is defined in the first recital.

         "Scotia Capital" is defined in the first recital.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II
                               GUARANTY PROVISIONS

         SECTION 2.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each Obligor now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.1.9 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Reimbursement Obligations or expenses (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)); and

                  (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty;

provided, however, that the Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. Reinstatement, etc. The Guarantor hereby agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Default set forth in Section 8.1.9 of the Credit Agreement or otherwise, all as though such payment had not been made.

         SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. The Guarantor guarantees that the

Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of any Loan Document;

                  (b) the failure of any Secured Party

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, any Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

                  (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

                  (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

         SECTION 2.4. Setoff. The Guarantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party, without the requirement that any notice be given to the Guarantor (such notice being expressly waived by the Guarantor), upon the occurrence and during the continuance of any Default described in Section 8.1.9 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, to set-off and appropriate and apply to the payment of the Obligations (whether or not then due, and whether or not any Secured Party has made any demand for payment of the Obligations), any and all balances, credits, deposits, accounts or moneys of the

Guarantor then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 of the Credit Agreement. Each Secured Party agrees to notify the Guarantor and the Administrative Agent after any such setoff and application made by such Secured Party; provided further, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

         SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

         SECTION 2.6. Postponement of Subrogation, etc. The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to the Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by the Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided, however, that if the Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at the Guarantor's request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of the Guarantor, execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, the Guarantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.

         SECTION 2.7. Payments; Application. The Guarantor hereby agrees with each Secured Party that

                  (a) all payments made by the Guarantor hereunder will be made in Dollars to the Administrative Agent, without set-off, counterclaim or other defense and in accordance with Sections 4.6 and 4.7 of the Credit Agreement, free and clear of and without deduction for any Taxes, the Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 4.6 and 4.7 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to the "Borrower" in such Sections shall be deemed to be references to the Guarantor, and references to "this Agreement" in such Sections shall be deemed to be references to this Guaranty; and

                  (b) all payments made hereunder shall be applied upon receipt as set forth in Section 4.7 of the Credit Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, the Guarantor represents and warrants to each Secured Party as set forth below.

         SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article VI of the Credit Agreement (as of the dates required to be made under the Credit Agreement), insofar as the representations and warranties contained therein are applicable to the Guarantor and its properties (and, following the Transfer Date, the Greens Creek Joint Venture and its properties), are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

         SECTION 3.2. Financial Condition, etc. The Guarantor has knowledge of each other Obligor's financial condition and affairs and that it has adequate means to obtain from each such Obligor on an ongoing basis information relating thereto and to such Obligor's ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. The Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Obligor that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor, or might (or does) materially increase the risk of the Guarantor as guarantor, or might (or would) affect the willingness of the Guarantor to continue as a guarantor of the Obligations.

         SECTION 3.3. Best Interests. It is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders and the Issuers pursuant to the Credit Agreement, and the Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Credit Extensions to the Borrower.

                                   ARTICLE IV
                                 COVENANTS, ETC.

         The Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Article VII and Section 8.1.9 of the Credit Agreement) which are applicable to the Guarantor and, following the Transfer Date, the Greens Creek Joint Venture, or their respective properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

         SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided, however, that the Guarantor may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

         SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section
10.1 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of the Guarantor, in care of the Borrower) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION 5.5. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of the Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party.

         SECTION 5.6. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.7. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.8. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.9. Governing Law, Entire Agreement, etc. THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 5.10. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER OR THE GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE BORROWER IN SECTION 10.2 OF THE CREDIT AGREEMENT. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION

BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

         SECTION 5.11. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, THE ISSUER OR THE GUARANTOR IN CONNECTION THEREWITH. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND THE ISSUER ENTERING INTO THE LOAN DOCUMENTS.

         SECTION 5.12. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile shall be effective as delivery of an original executed counterpart of this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its Authorized Officer as of the date first above written.

                                         HECLA ALASKA LLC

                                         By:  Hecla Mining Company,
                                              its Managing Member


                                         By:  /s/ Lewis E. Walde
                                              ---------------------------------
                                              Name:  Lewis E. Walde
                                              Title: Chief Financial Officer




ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:


THE BANK OF NOVA SCOTIA,
  as Administrative Agent


By: /s/ Robert Hosie
    ---------------------------------
    Name:  Robert Hosie
    Title:  MD

                                   EXHIBIT G-1

                            BORROWER PLEDGE AGREEMENT

         This BORROWER PLEDGE AGREEMENT, dated as of September 12, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Pledge Agreement"), is made by HECLA MINING COMPANY, a Delaware corporation (the "Pledgor"), in favor of THE BANK OF NOVA SCOTIA ("Scotia Capital"), as the administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of September 12, 2005 (as amended, supplemented, amended and restated, extended or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, as Borrower, the Lenders, the Administrative Agent, N M Rothschild & Sons Limited ("Rothschild"), as the Technical Agent, and Scotia Capital and Rothschild, as the Arrangers, the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Pledgor; and

         WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees, for the benefit of each Secured Party, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored), when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Collateral" is defined in Section 2.1.

         "Collateral Account" is defined in clause (b) of Section 4.2.

         "Credit Agreement" is defined in the first recital.

         "Distributions" means all distributions or other payments, whether in cash, securities or property, by the Subsidiary Guarantor to the Pledgor.

         "Permitted Liens" means all Liens permitted by clause (a), clause (h) or clause (j) of Section 7.2.3 of the Credit Agreement.

         "Pledge Agreement" is defined in the preamble.

         "Pledgor" is defined in the preamble.

         "Rothschild" is defined in the first recital.

         "Scotia Capital" is defined in the preamble.

         "Specified Default" means the occurrence and continuance of (a) an Event of Default or (b) a Default under clauses (a) through (d) of Section 8.1.9 of the Credit Agreement.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. UCC Definitions. When used herein the terms Account, Certificated Securities, Chattel Paper, Document, General Intangibles, Instrument, Investment Property, Payment Intangibles, Proceeds and Promissory Notes have the meaning provided in Article 8 or Article 9, as applicable, of the UCC.

                                   ARTICLE II
                                SECURITY INTEREST

         SECTION 2.1. Grant of Security Interest. The Pledgor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Pledgor's following property, whether now or hereafter existing, owned or acquired by the Pledgor, and wherever located, (collectively, the "Collateral"):

                  (a) Investment Property consisting of the Capital Securities of the Subsidiary Guarantor;

                  (b) all Accounts, Chattel Paper, Documents, Instruments, Promissory Notes and Payment Intangibles of the Pledgor, now existing or hereafter arising, from loans, advances or other extensions of credit made by the Pledgor from time to time to, or for the account of, the Greens Creek Joint Venture or the Subsidiary Guarantor; and

                  (c) all Proceeds of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof).

         Notwithstanding the foregoing, the term "Collateral" shall not include:

                           (i) any General Intangibles or other rights arising
                  under any contracts, instruments, licenses or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder; or

                           (ii) any asset, the granting of a security interest
                  in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset.

         SECTION 2.2. Security for Obligations. This Pledge Agreement and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Pledgor secure the payment and performance of all of the Obligations.

         SECTION 2.3. Pledgor Remains Liable. Anything herein to the contrary notwithstanding:

                  (a) the Pledgor will remain liable under any contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge Agreement had not been executed;

                  (b) the exercise by the Administrative Agent of any of its rights hereunder will not release the Pledgor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

                  (c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Pledge Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.4. Distributions. Upon the occurrence and continuance of a Specified Default, no Distribution may be paid directly to the Pledgor.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder the Pledgor represents and warrants to each Secured Party as set forth below.

         SECTION 3.1. As to Capital Securities.

                  (a) All Capital Securities issued by the Subsidiary Guarantor are securities governed by Article 8 of the Uniform Commercial Code as in effect in its jurisdiction of formation, and all Capital Securities issued by the Subsidiary Guarantor are represented by a Certificated Security that has been delivered to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent.

                  (b) The percentage of the issued and outstanding Capital Securities of the Subsidiary Guarantor pledged by the Pledgor hereunder is as set forth on Schedule I.

         SECTION 3.2. Pledgor Name, Location, etc.

                  (a) The jurisdiction in which the Pledgor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.

                  (b) Each location a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in any assets owned by the Pledgor is set forth in Item B of Schedule II.

                  (c) The Pledgor does not have any trade names other than those set forth in Item C of Schedule II hereto.

                  (d) During the four months preceding the date hereof, the Pledgor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Pledgor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.

                  (e) The Pledgor's federal taxpayer identification number is (and, during the four months preceding the date hereof, the Pledgor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.

                  (f) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of the Pledgor.

         SECTION 3.3. Ownership, No Liens, etc. The Pledgor owns its Collateral free and clear of any Lien, except for Permitted Liens. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Pledge Agreement.

         SECTION 3.4. Validity, etc.

                  (a) This Pledge Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.

                  (b) The Pledgor has filed or caused to be filed all UCC-1 financing statements in the filing offices set forth in Item A of
         Schedule II (collectively, the "Filing Statement") (or has authenticated and delivered to the Administrative Agent the Filing Statements suitable for filing in such offices) and has taken all other actions necessary for the Administrative Agent to obtain control of the Investment Property pledged hereunder as provided in Section 9-106 of the UCC.

                  (c) Upon the filing of the Filing Statement with the appropriate agencies therefor the security interests created under this Pledge Agreement shall constitute a perfected security interest in the Collateral in favor of the Administrative Agent on behalf of the Secured Parties, prior to all other Liens (except for Permitted Liens).

         SECTION 3.5. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required

                  (a) for the grant by the Pledgor of the security interest granted hereby or for the execution, delivery and performance of this Pledge Agreement by the Pledgor;

                  (b) for (i) the perfection or maintenance of the security interests hereunder including the first priority nature of such security interests (except with respect to the filing of the Filing Statement in accordance with Section 3.5(b) and continuation statements with respect to the Filing Statement under Section 9-515(d) of the relevant UCC); or

                  (c) for the exercise by the Administrative Agent of the rights and remedies provided for in this Pledge Agreement, except with respect to any securities issued by the Subsidiary Guarantor, actions that may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally.

                                   ARTICLE IV
                                   COVENANTS

         The Pledgor covenants and agrees that, until the Termination Date, the Pledgor will perform, comply with and be bound by the obligations set forth below.

         SECTION 4.1. As to Investment Property, etc.

         SECTION 4.1.1. Capital Securities of the Subsidiary Guarantor. The Pledgor will not allow the Subsidiary Guarantor to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to the Pledgor (and such Capital Securities are immediately pledged and delivered to the Administrative Agent pursuant to the terms of this Pledge Agreement).

         SECTION 4.1.2. Certificated Securities (Stock Powers). The Pledgor agrees that all Certificated Securities delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

         SECTION 4.1.3. Continuous Pledge. The Pledgor will (subject to the terms of Section 2.4 hereof) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis, all Collateral consisting of Investment Property, all Distributions with respect thereto, all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to the Pledgor in respect of any of the foregoing Collateral. The Grantor agrees that it will, promptly following receipt thereof, deliver to the Administrative Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Effective Date.

         SECTION 4.2. Distributions; Voting Rights, etc. (a) The Pledgor agrees promptly upon receipt of notice of the occurrence and continuance of a Specified Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Specified Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Collateral (including Proceeds to be distributed to (or payable to) the Pledgor) and all Distributions, in each case thereafter received by the Pledgor, all of which shall be held by the Administrative Agent as additional Collateral. All such Collateral and Distributions that may at any time and from time to time be held by the Pledgor, but which the Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Pledgor separate and apart from, and not commingled with, its other property in trust for the Administrative Agent. The Administrative Agent shall deposit Proceeds of Collateral in a Deposit Account of the Pledgor maintained with the Administrative Agent (the "Collateral Account"); provided that the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable. With respect to any Collateral Account, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account.

         (b) The Administrative Agent agrees that unless a Specified Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in clause (a) of this Section, the Pledgor will have the exclusive voting power with respect to ownership interests constituting Collateral and the Administrative Agent will, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

         SECTION 4.3. Change of Name, etc. The Pledgor will not change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days' prior written notice to the Administrative Agent.

         SECTION 4.4. As to Collateral Generally.

                  (a) Subject to clause (b) below, the Pledgor will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may request following the occurrence of a Specified Default or, in the absence of such request, as the Pledgor may deem advisable.

                  (b) At any time following the occurrence and during the continuance of a Specified Default, whether before or after the maturity of any of the Obligations, the Administrative Agent may (i) revoke any or all of the rights of the Pledgor set forth in clause (a),
         (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

                  (c) Upon request of the Administrative Agent following the occurrence and during the continuance of a Specified Default, the Pledgor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

                  (d) At any time following the occurrence and during the continuation of a Specified Default, the Administrative Agent may endorse, in the name of the Pledgor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

         SECTION 4.5. Transfers. The Pledgor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as provided in the Credit Agreement.

         SECTION 4.6. Further Assurances, etc. The Pledgor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will

                  (a) from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

                  (b) file (and hereby authorize the Administrative Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Administrative Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;

                  (c) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Administrative Agent, all Investment Property constituting Collateral, all Distributions with respect thereto, all interest and principal with respect to Collateral evidenced by a Promissory Note, and all Proceeds and rights from time to time received by or distributable to the Grantor in respect of any of the foregoing Collateral, and all Proceeds and rights from time to time received by or distributable to the Pledgor in respect of any of the foregoing Collateral;

                  (d) do all things requested by the Administrative Agent in accordance with this Pledge Agreement in order to enable the Administrative Agent to have and maintain control over the Collateral consisting of Investment Property;

                  (e) not take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4; and

                  (f) not create any tangible Chattel Paper with respect to the Collateral without placing a legend on such tangible Chattel Paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper.

With respect to the foregoing and the grant of the security interest hereunder, the Pledgor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. The Pledgor agrees that a carbon, photographic or other reproduction of this Pledge Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law.

                                    ARTICLE V
                            THE ADMINISTRATIVE AGENT

         SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Administrative Agent's discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other writings in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

                  (d) to perform the affirmative obligations of the Pledgor hereunder.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Administrative Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10.3 of the Credit Agreement.

         SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI
                                    REMEDIES

         SECTION 6.1. Certain Remedies. If any Specified Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

                           (i) take possession of any Collateral not already in
                  its possession without demand and without legal process;

                           (ii) require the Pledgor to, and the Pledgor hereby
                  agrees that it will, at its expense and upon written request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties,

                           (iii) enter onto the property where any Collateral is
                  located and take possession thereof without demand and without legal process;

                           (iv) without notice except as specified below, lease,
                  license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against all or any part of the Obligations as set forth in
         Section 4.7 of the Credit Agreement.

                  (c) The Administrative Agent may

                           (i) transfer all or any part of the Collateral into
                  the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

                           (ii) notify the parties obligated on any of the
                  Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

                           (iii) withdraw, or cause or direct the withdrawal, of
                  all funds with respect to the Collateral Account;

                           (iv) enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (v) endorse any checks, drafts, or other writings in
                  the Pledgor's name to allow collection of the Collateral,

                           (vi) take control of any Proceeds of the Collateral,
                  and

                           (vii) execute (in the name, place and stead of the
                  Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2. Compliance with Restrictions. The Pledgor agrees that, in any sale of any of the Collateral whenever a Specified Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Pledgor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

         SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Pledge Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Pledgor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that the Pledgor may not (unless otherwise permitted under the terms of the Credit Agreement or this Pledge Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

         SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by the Pledgor from its obligations under this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.1 of the Credit Agreement) and the Pledgor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice or other communication, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION 7.5. Release of Liens. Upon the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to all Collateral. Upon any such termination, the Administrative Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

         SECTION 7.6. No Waiver; Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.7. Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions thereof.

         SECTION 7.8. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7.9. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Pledge Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 7.10. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Pledge Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Pledge Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.


                                          HECLA MINING COMPANY


                                          By: /s/ Lewis E. Walde
                                              ---------------------------------
                                              Name:  Lewis E. Walde
                                              Title: Chief Financial Officer


                                          THE BANK OF NOVA SCOTIA,
                                          as Administrative Agent


                                          By: /s/ Robert Hosie
                                              ---------------------------------
                                              Name:  Robert Hosie
                                              Title: MD

                                   EXHIBIT G-2

                           BORROWER SECURITY AGREEMENT

         This BORROWER SECURITY AGREEMENT, dated as of September 12, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Security Agreement"), is made by HECLA MINING COMPANY, a Delaware corporation (the "Grantor"), in favor of THE BANK OF NOVA SCOTIA ("Scotia Capital"), as the administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of September 12, 2005 (as amended, supplemented, amended and restated, extended or otherwise modified from time to time, the "Credit Agreement"), among the Grantor, as Borrower, the Lenders, the Administrative Agent, N M Rothschild & Sons Limited ("Rothschild"), as the Technical Agent, and Scotia Capital and Rothschild, as the Arrangers, the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Grantor; and

         WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, the Grantor is required to execute and deliver this Security Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored), when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Collateral" is defined in Section 2.1.

         "Collateral Account" is defined in clause (b) of Section 4.1.

         "Credit Agreement" is defined in the first recital.

         "Distributions" means all distributions or other payments, whether in cash, securities or property, by the Subsidiary Guarantor to the Grantor.

         "Equipment" is defined in Section 2.1(a)(iii).

         "General Intangibles" means all "general intangibles" and all "payment intangibles", each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

         "Grantor" is defined in the preamble.

         "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral, as each such term is defined in Annex I hereto.

         "Inventory" is defined in Section 2.1(a)(iii).

         "Permitted Liens" means all Liens permitted by clause (a), clause (h) or clause (j) of Section 7.2.3 of the Credit Agreement.

         "Rothschild" is defined in the first recital.

         "Scotia Capital" is defined in the preamble.

         "Security Agreement" is defined in the preamble.

         "Specified Default" means the occurrence and continuance of (a) an Event of Default or (b) a Default under clauses (a) through (d) of Section 8.1.9 of the Credit Agreement.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. UCC Definitions. When used herein the terms Account, Chattel Paper, Deposit Account, Document, Goods, Instrument, Letter of Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, and Supporting Obligations have the meaning provided in Article 8 or Article 9, as applicable, of the UCC.

                                   ARTICLE II
                               SECURITY INTEREST

         SECTION 2.1. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor's following property, whether now or hereafter existing, owned or acquired by the Grantor, and wherever located, (collectively, the "Collateral"):

                  (a) all right, title and interest of the Grantor in, to and under the Greens Creek Joint Venture and the Greens Creek Joint Venture Agreement, including

                           (i) the Grantor's ownership interests in the Greens
                  Creek Joint Venture;

                           (ii) the Grantor's interests in all revenues,
                  profits, income, distributions and other reimbursements and payments with respect to the Greens Creek Joint Venture;

                           (iii) the Grantor's interests in all assets of the
                  Greens Creek Joint Venture, including (A) all equipment in all of its forms of the Greens Creek Joint Venture, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (any and all of the foregoing being the "Equipment");
                  (B) all inventory in all of its forms of the Greens Creek Joint Venture, wherever located, including (1) raw materials, including ores, minerals and other mineral resources that are mined, extracted, stored, produced, handled, milled or otherwise processed by the Greens Creek Joint Venture, and other work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (2) all goods in which the Greens Creek Joint Venture has an interest in mass or a joint or other interest or right of any kind (including goods in which the Greens Creek Joint Venture has an interest or right as consignee), (3) all goods which are returned to or repossessed by the Greens Creek Joint Venture, and (4) all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "Inventory"); (C) all other Goods of the Greens Creek Joint Venture; (D) all Accounts, Chattel Paper, Documents, Instruments, Promissory Notes and General Intangibles (including and together with all tax refunds and all rights under all present and future authorizations, permits and licenses), Letter of Credit Rights and Supporting Obligations of the Greens Creek Joint Venture, whether or not arising out of or in connection with the sale or lease of goods, including minerals (before or after extraction), or the rendering of services; (E) all Intellectual Property Collateral of the Greens Creek Joint Venture; (F) all Deposit Accounts of the Greens Creek Joint Venture; (G) all commercial tort claims of the Greens Creek Joint Venture, (H) all other property and rights of every kind and description and interests therein of the Greens Creek Joint Venture; and (I) all books, records, writings, data bases, information and other property relating to, evidencing, embodying, incorporating or referring to, any of the foregoing in this clause (a)(iii);

                  (b) all Accounts, Chattel Paper, Documents, Instruments, Promissory Notes and Payment Intangibles of the Grantor, now existing or hereafter arising, from loans, advances or other extensions of credit made by the Grantor from time to time to, or for the account of, the Greens Creek Joint Venture or the Subsidiary Guarantor;

                  (c) all Proceeds of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof).

         Notwithstanding the foregoing, the term "Collateral" shall not include:

                           (i) any General Intangibles or other rights arising
                  under any contracts, instruments, licenses or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder; or

                           (ii) any asset, the granting of a security interest
                  in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset.

         SECTION 2.2. Security for Obligations. This Security Agreement and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantor secure the payment and performance of all of the Obligations.

         SECTION 2.3. Grantor Remains Liable. Anything herein to the contrary notwithstanding:

                  (a) the Grantor will remain liable under the Greens Creek Joint Venture Agreement and under any contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under the Greens Creek Joint Venture Agreement and such contracts and agreements to the same extent as if this Security Agreement had not been executed;

                  (b) the exercise by the Administrative Agent of any of its rights hereunder will not release the Grantor from any of its duties or obligations under the Greens Creek Joint Venture Agreement and any such contracts or agreements included in the Collateral; and

                  (c) no Secured Party will have any obligation or liability under the Greens Creek Joint Venture Agreement or any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.4. Distributions. Upon the occurrence and continuance of a Specified Default, no Distribution may be paid directly to the Grantor.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, the Grantor represents and warrants to each Secured Party as set forth below.

         SECTION 3.1. Participating Share; Certificate. The Grantor's Participating Share of the Greens Creek Joint Venture is set forth on Schedule
I. The Grantor's interest in the Green Creek Joint Venture is not represented by a certificate of interest or similar instrument.

         SECTION 3.2. Grantor Name, Location, etc.

                  (a) The jurisdiction in which the Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.

                  (b) The jurisdiction (including the county) in which the Greens Creek Mine is located is set forth in Item B of Schedule II.

                  (c) Each location a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in any assets owned by the Grantor is set forth in Item C of Schedule II.

                  (d) The Grantor does not have any trade names other than those set forth in Item D of Schedule II hereto.

                  (e) During the four months preceding the date hereof, the Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item E of Schedule II hereto.

                  (f) The Grantor's federal taxpayer identification number is (and, during the four months preceding the date hereof, the Grantor has not had a federal taxpayer identification number different from that) set forth in Item F of Schedule II hereto.

                  (g) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of the Grantor.

         SECTION 3.3. Ownership, No Liens, etc. The Grantor owns its Collateral free and clear of any Lien, except for Permitted Liens. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement.

         SECTION 3.4. Validity, etc.

                  (a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.

                  (b) The Grantor has filed or caused to be filed all UCC-1 financing statements in the filing offices set forth in Item A and Item B of Schedule II (collectively, the "Filing Statements") (or has authenticated and delivered to the Administrative Agent the Filing Statements suitable for filing in such offices).

                  (c) Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral (other than Collateral described in clauses (iii)(E), (iii)(F), (iii)(G), (iii)(H), or
         (iii)(I) of Section 2.1(a) to the extent that a security interest therein cannot be perfected by filing pursuant to the UCC) in favor of the Administrative Agent on behalf of the Secured Parties, prior to all other Liens (except for Permitted Liens).

         SECTION 3.5. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required

                  (a) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantor;

                  (b) for (i) the perfection or maintenance of the security interests hereunder including the first priority nature of such security interests (except with respect to the filing of the Filing Statements in accordance with Section 3.5(b) and continuation statements with respect to the Filing Statements under Section 9-515(d) of the relevant UCC); or

                  (c) for the exercise by the Administrative Agent of the rights and remedies provided for in this Security Agreement, except notices that may be required under Sections 16.2(b) and (c) of the Greens Creek Joint Venture Agreement.

                                   ARTICLE IV
                                    COVENANTS

         The Grantor covenants and agrees that, until the Termination Date, the Grantor will perform, comply with and be bound by the obligations set forth below.

         SECTION 4.1. Distributions; Voting Rights, etc. (a) The Grantor agrees promptly upon receipt of notice of the occurrence and continuance of a Specified Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Specified Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Collateral (including Proceeds to be distributed to (or payable to) the Grantor) and all Distributions, in each case thereafter received by the Grantor, all of which shall be held by the Administrative Agent as additional Collateral. All such Collateral and Distributions that may at any time and from time to time be held by the Grantor, but which the Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Grantor separate and apart from, and not commingled with, its other property in trust for the Administrative Agent. The Administrative Agent shall deposit Proceeds of Collateral in a Deposit Account of the Grantor maintained with the Administrative Agent (the "Collateral Account"); provided that the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable. With respect to any Collateral Account, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral

Account shall be under the control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account.

         (b) The Administrative Agent agrees that unless a Specified Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in clause (a) of this Section, the Grantor will have the exclusive voting power with respect to ownership interests constituting Collateral and the Administrative Agent will, upon the written request of the Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Grantor which are necessary to allow the Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

         SECTION 4.2. Continuous Pledge. The Grantor will (subject to the terms of the Credit Agreement) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis, all Collateral consisting of Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to the Grantor in respect of any of the foregoing Collateral. The Grantor agrees that it will, promptly following receipt thereof, deliver to the Administrative Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Effective Date.

         SECTION 4.3. Change of Name, etc. The Grantor will not change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days' prior written notice to the Administrative Agent.

         SECTION 4.4. As to Collateral Generally.

                  (a) Subject to clause (b) below and the Grantor's rights under the Greens Creek Joint Venture, the Grantor will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may request following the occurrence of a Specified Default or, in the absence of such request, as the Grantor may deem advisable.

                  (b) At any time following the occurrence and during the continuance of a Specified Default, whether before or after the maturity of any of the Obligations, the Administrative Agent may (i) revoke any or all of the rights of the Grantor set forth in clause (a),
         (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

                  (c) Upon request of the Administrative Agent following the occurrence and during the continuance of a Specified Default, the Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

                  (d) At any time following the occurrence and during the continuation of a Specified Default, the Administrative Agent may endorse, in the name of the Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

         SECTION 4.5. Transfers. The Grantor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except (i) Inventory or Equipment in the ordinary course of business and (ii) as provided in the Credit Agreement.

         SECTION 4.6. Commercial Tort Claims. If the Grantor shall at any time hold or acquire a commercial tort claim related to the Greens Creek Joint Venture that has a reasonable possibility of yielding net proceeds in excess of $250,000, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by the Grantor including a summary description of such claim and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 4.7. Further Assurances, etc. The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will

                  (a) from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

                  (b) file (and hereby authorize the Administrative Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Administrative Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;

                  (c) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Administrative Agent, all interest and principal with respect to Promissory Notes with respect to the Collateral, and all Proceeds and rights from time to time received by or distributable to the Grantor in respect of any of the foregoing Collateral;

                  (d) not take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4; and

                  (e) not create any tangible Chattel Paper with respect to the Collateral without placing a legend on such tangible Chattel Paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. The Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law.

                                    ARTICLE V
                            THE ADMINISTRATIVE AGENT

         SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Administrative Agent's discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other writings in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the

         Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral, including such actions as it deems necessary or desirable under or with respect to the Greens Creek Joint Venture Agreement; and

                  (d) to perform the affirmative obligations of the Grantor hereunder.

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Administrative Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 10.3 of the Credit Agreement.

         SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI
                                    REMEDIES

         SECTION 6.1. Certain Remedies. If any Specified Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

                           (i) take possession of any Collateral not already in
                  its possession without demand and without legal process;

                           (ii) require the Grantor to, and the Grantor hereby
                  agrees that it will, at its expense and upon written request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties,

                           (iii) enter onto the property where any Collateral is
                  located and take possession thereof without demand and without legal process;

                           (iv) without notice except as specified below, lease,
                  license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against all or any part of the Obligations as set forth in
         Section 4.7 of the Credit Agreement.

                  (c) The Administrative Agent may

                           (i) transfer all or any part of the Collateral into
                  the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

                           (ii) notify the parties obligated on any of the
                  Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

                           (iii) withdraw, or cause or direct the withdrawal, of
                  all funds with respect to the Collateral Account;

                           (iv) enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (v) endorse any checks, drafts, or other writings in
                  the Grantor's name to allow collection of the Collateral,

                           (vi) take control of any Proceeds of the Collateral,
                  and

                           (vii) execute (in the name, place and stead of the
                  Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2. Compliance with Restrictions. The Grantor agrees that, in any sale of any of the Collateral whenever a Specified Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

         SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that the Grantor may not (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

         SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by the Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.1 of the Credit Agreement) and the Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice or other communication, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION 7.5. Release of Liens. Upon the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to all Collateral. Upon any such termination, the Administrative Agent will, at the Grantor's sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

         SECTION 7.6. No Waiver; Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.7. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

         SECTION 7.8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7.9. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF

THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Security Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 7.10. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Security Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.


                                        HECLA MINING COMPANY


                                        By: /s/ Lewis E. Walde
                                            -----------------------------------
                                            Name:  Lewis E. Walde
                                            Title: Chief Financial Officer



                                        THE BANK OF NOVA SCOTIA,
                                        as Administrative Agent



                                        By: /s/ Robert Hosie
                                            -----------------------------------
                                            Name:  Robert Hosie
                                            Title:  MD

                                                                         ANNEX I
                                                  to Borrower Security Agreement


                  Intellectual Property Collateral Definitions

         "Computer Hardware and Software Collateral" means, with respect to the Greens Creek Joint Venture:

                  (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;

                  (b) all software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;

                  (c) all firmware associated therewith;

                  (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

                  (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

         "Copyright Collateral" means, with respect to the Greens Creek Joint Venture, all copyrights, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Greens Creek Joint Venture's rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Greens Creek Joint Venture.

         "Patent Collateral" means, with respect to the Greens Creek Joint
Venture:

                  (a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

                  (c) all patent licenses, and other agreements providing the Greens Creek Joint Venture with the right to use any items of the type referred to in clauses (a) and (b) above; and

                  (d) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

         "Trademark Collateral" means, with respect to the Greens Creek Joint
Venture:

                  (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the "Trademark");

                  (b) all trademark licenses for the grant by or to the Greens Creek Joint Venture of any right to use any trademark; and

                  (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

                  (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause
         (a) and, to the extent applicable, clause (b); and

                  (e) all Proceeds of, and rights associated with, the foregoing, including any claim by Greens Creek Joint Venture against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

         "Trade Secrets Collateral" means, with respect to the Greens Creek Joint Venture, all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Greens Creek Joint Venture (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

                                   EXHIBIT G-3

                          SUBSIDIARY SECURITY AGREEMENT

         This SUBSIDIARY SECURITY AGREEMENT, dated as of September 12, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Security Agreement"), is made by HECLA ALASKA LLC, a Delaware limited liability company (the "Grantor"), in favor of THE BANK OF NOVA SCOTIA ("Scotia Capital"), as the administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of September 12, 2005 (as amended, supplemented, amended and restated, extended or otherwise modified from time to time, the "Credit Agreement"), among Hecla Mining Company, a Delaware corporation (the "Borrower"), the Lenders, the Administrative Agent, N M Rothschild & Sons Limited ("Rothschild"), as the Technical Agent, and Scotia Capital and Rothschild, as the Arrangers, the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Borrower; and

         WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, the Grantor is required to execute and deliver this Security Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Borrower" is defined in the first recital.

         "Collateral" is defined in Section 2.1.

         "Collateral Account" is defined in clause (b) of Section 4.3.

         "Credit Agreement" is defined in the first recital.

         "Equipment" is defined in Section 2.1(a)(iii).

         "General Intangibles" means all "general intangibles" and all Payment Intangibles, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

         "Grantor" is defined in the preamble.

         "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral, as each such term is defined in Annex I hereto.

         "Inventory" is defined in Section 2.1(a)(iii).

         "Permitted Liens" means all Liens permitted by clause (a), clause (h) or clause (j) of Section 7.2.3 of the Credit Agreement.

         "Rothschild" is defined in the first recital.

         "Scotia Capital" is defined in the preamble.

         "Security Agreement" is defined in the preamble.

         "Specified Default" means the occurrence and continuance of (a) an Event of Default or (b) a Default under clauses (a) through (d) of Section 8.1.9 of the Credit Agreement.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. UCC Definitions. When used herein the terms Account, Chattel Paper, Deposit Account, Document, Goods, Instrument, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Supporting Obligations have the meaning provided in Article 8 or Article 9, as applicable, of the UCC.

                                   ARTICLE II
                                SECURITY INTEREST

         SECTION 2.1. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor's following property, whether now or hereafter existing, owned or acquired by the Grantor, and wherever located, (collectively, the "Collateral"):

                  (a) all right, title and interest of the Grantor in, to and under the Greens Creek Joint Venture and the Greens Creek Joint Venture Agreement, including

                           (i) the Grantor's ownership interests in the Greens
                  Creek Joint Venture;

                           (ii) the Grantor's interests in all revenues,
                  profits, income, distributions and other reimbursements and payments with respect to the Greens Creek Joint Venture;

                           (iii) the Grantor's interests in all assets of the
                  Greens Creek Joint Venture, including (A) all equipment in all of its forms of the Greens Creek Joint Venture, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (any and all of the foregoing being the "Equipment");
                  (B) all --------- inventory in all of its forms of the Greens Creek Joint Venture, wherever located, including (1) raw materials, including ores, minerals and other mineral resources that are mined, extracted, stored, produced, handled, milled or otherwise processed by the Greens Creek Joint Venture, and other work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (2) all goods in which the Greens Creek Joint Venture has an interest in mass or a joint or other interest or right of any kind (including goods in which the Greens Creek Joint Venture has an interest or right as consignee), (3) all goods which are returned to or repossessed by the Greens Creek Joint Venture, and (4) all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "Inventory"); (C) all other Goods of the Greens Creek Joint --------- Venture; (D) all Accounts, Chattel Paper, Documents, Instruments, Promissory Notes and General Intangibles (including and together with all tax refunds and all rights under all present and future authorizations, permits and licenses), Letter of Credit Rights and Supporting Obligations of the Greens Creek Joint Venture, whether or not arising out of or in connection with the sale or lease of goods, including minerals (before or after extraction), or the rendering of services; (E) all Intellectual Property Collateral of the Greens Creek Joint Venture; (F) all Deposit Accounts of the Greens Creek Joint Venture; (G) all commercial tort claims of the Greens Creek Joint Venture; and (H) all other property and rights of every kind and description and interests therein of the Greens Creek Joint Venture;

                  (b) all Accounts, Chattel Paper, Documents, Instruments, Promissory Notes and Payment Intangibles, Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, whether or not arising out of or in connection with the sale or lease of goods, including minerals (before or after extraction), or the rendering of services;

                  (c) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

                  (d) all Proceeds of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof); and

                  (e) all other property and rights of every kind and description and interests therein.

         Notwithstanding the foregoing, the term "Collateral" shall not include:

                           (i) any General Intangibles or other rights arising
                  under any contracts, instruments, licenses or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder; or

                           (ii) any asset, the granting of a security interest
                  in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset.

         SECTION 2.2. Security for Obligations. This Security Agreement and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantor secure the payment and performance of all of the Obligations.

         SECTION 2.3. Grantor Remains Liable. Anything herein to the contrary notwithstanding:

                  (a) the Grantor will remain liable under the Greens Creek Joint Venture Agreement and under any contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under the Greens Creek Joint Venture Agreement and such contracts and agreements to the same extent as if this Security Agreement had not been executed;

                  (b) the exercise by the Administrative Agent of any of its rights hereunder will not release the Grantor from any of its duties or obligations under the Greens Creek Joint Venture Agreement and any such contracts or agreements included in the Collateral; and

                  (c) no Secured Party will have any obligation or liability under the Greens Creek Joint Venture Agreement or any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.4. Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Administrative Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of any Loan Document;

                  (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

                  (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

                  (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

         SECTION 2.5. Postponement of Subrogation. The Grantor agrees that it will not exercise any rights against another Obligor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party. The Grantor shall not seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to the Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by the Grantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1; provided that if the Grantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at the Grantor's request, the

Administrative Agent (on behalf of the Secured Parties) will, at the expense of the Grantor, execute and deliver to the Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, the Grantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, the Grantor represents and warrants to each Secured Party as set forth below.

         SECTION 3.1. Participating Share; Certificate. The Grantor's Participating Share of the Greens Creek Joint Venture is set forth on Schedule
I. The Grantor's interest in the Green Creek Joint Venture is not represented by a certificate of interest or similar instrument.

         SECTION 3.2. Grantor Name, Location, etc.

                  (a) The jurisdiction in which the Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.

                  (b) The jurisdiction (including the county) in which the Greens Creek Mine is located is set forth in Item B of Schedule II.

                  (c) Each location a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in any assets owned by the Grantor is set forth in Item C of Schedule II.

                  (d) The Grantor does not have any trade names other than those set forth in Item D of Schedule II hereto.

                  (e) During the four months preceding the date hereof, the Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item E of Schedule II hereto.

                  (f) The Grantor's federal taxpayer identification number is (and, during the four months preceding the date hereof, the Grantor has not had a federal taxpayer identification number different from that) set forth in Item F of Schedule II hereto.

                  (g) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of the Grantor.

         SECTION 3.3. Ownership, No Liens, etc. The Grantor owns its Collateral free and clear of any Lien, except Permitted Liens. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement.

         SECTION 3.4. Possession, Control; etc. The Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments and Promissory Notes. The Grantor is the sole entitlement holder of its Accounts and no other Person (other than the Administrative Agent pursuant to this Security Agreement) has control or possession of, or any other interest in, any of its Accounts or any other securities or property credited thereto.

         SECTION 3.5. Validity, etc.

                  (a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.

                  (b) The Grantor has filed or caused to be filed all UCC-1 financing statements in the filing offices set forth in Item A and Item B of Schedule II (collectively, the "Filing Statements") (or has authenticated and delivered to the Administrative Agent the Filing Statements suitable for filing in such offices).

                  (c) Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral (other than Collateral described in clauses (a)(iii)(E), (a)(iii)(F), (a)(iii)(G), (a)(iii)(H), or (c) of Section 2.1 to the extent that a security interest therein cannot be perfected by filing pursuant to the UCC) in favor of the Administrative Agent on behalf of the Secured Parties, prior to all other Liens (except for Permitted Liens).

         SECTION 3.6. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either

                  (a) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantor;

                  (b) for the perfection or maintenance of the security interests hereunder including the first priority nature of such security interests (except with respect to the filing of the Filing Statements in accordance with Section 3.5(b) and continuation statements with respect to the Filing Statements under Section 9-515(d) of the relevant UCC); or

                  (c) for the exercise by the Administrative Agent of the rights and remedies provided for in this Security Agreement, except notices that may be required under Sections 16.2(b) and (c) of the Greens Creek Joint Venture Agreement.

         SECTION 3.7. Best Interests. It is in the best interests of the Grantor to execute this Security Agreement inasmuch as the Grantor will, as a result of being a Subsidiary of the

Borrower, derive substantial direct and indirect benefits from the Loans and other extensions of credit made from time to time to the Borrower by the Lenders and the issuer pursuant to the Credit Agreement, and the Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans and other extensions of credit pursuant to the Credit Agreement to the Borrower.

                                   ARTICLE IV
                                    COVENANTS

         The Grantor covenants and agrees that, until the Termination Date, the Grantor will perform, comply with and be bound by the obligations set forth below.

         SECTION 4.1. Continuous Pledge. The Grantor will (subject to the terms of the Credit Agreement) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to the Grantor in respect of any of the foregoing Collateral. The Grantor agrees that it will, promptly following receipt thereof, deliver to the Administrative Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Effective Date.

         SECTION 4.2. Change of Name, etc. The Grantor will not change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days' prior written notice to the Administrative Agent.

         SECTION 4.3. As to Accounts, etc.

                  (a) The Grantor shall have the right to collect all Accounts so long as no Specified Default shall have occurred and be continuing.

                  (b) The Grantor agrees promptly upon receipt of notice of the occurrence and continuance of a Specified Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Specified Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Collateral (including Proceeds to be distributed to (or payable to) the Grantor) thereafter received by the Grantor, all of which shall be held by the Administrative Agent as additional Collateral. All such Collateral that may at any time and from time to time be held by the Grantor, but which the Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Grantor separate and apart from, and not commingled with, its other property in trust for the Administrative Agent. The Administrative Agent shall deposit Proceeds of Collateral in a Deposit Account of the Grantor maintained with the Administrative Agent (the "Collateral Account"); provided that the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable. With respect to any Collateral Account, it is hereby confirmed and agreed that (i) deposits in such

         Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account.

         SECTION 4.4. As to Collateral Generally.

                  (a) Subject to clause (b) below and the Grantor's rights under the Greens Creek Joint Venture, the Grantor will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may request following the occurrence of a Specified Default or, in the absence of such request, as the Grantor may deem advisable.

                  (b) At any time following the occurrence and during the continuance of a Specified Default, whether before or after the maturity of any of the Obligations, the Administrative Agent may (i) revoke any or all of the rights of the Grantor set forth in clause (a),
         (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

                  (c) Upon request of the Administrative Agent following the occurrence and during the continuance of a Specified Default, the Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

                  (d) At any time following the occurrence and during the continuation of a Specified Default, the Administrative Agent may endorse, in the name of the Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

         SECTION 4.5. Transfers. The Grantor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except (i) Inventory or Equipment in the ordinary course of business and (ii) as provided in the Credit Agreement.

         SECTION 4.6. Commercial Tort Claims. If the Grantor shall at any time hold or acquire a commercial tort claim related to the Greens Creek Joint Venture that has a reasonable possibility of yielding net proceeds in excess of $250,000, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by the Grantor including a summary description of such claim and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 4.7. Further Assurances, etc. The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will

                  (a) from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such instruments and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

                  (b) file (and hereby authorize the Administrative Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Administrative Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;

                  (c) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Administrative Agent, all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to the Grantor in respect of any of the foregoing Collateral;

                  (d) not take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4; and

                  (e) not create any tangible Chattel Paper with respect to the Collateral without placing a legend on such tangible Chattel Paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. The Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. The Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby "all of the debtor's personal property or assets" or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

                                    ARTICLE V
                            THE ADMINISTRATIVE AGENT

         SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Administrative Agent's discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other writings in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral, including such actions as it deems necessary or desirable under or with respect to the Greens Creek Joint Venture Agreement; and

                  (d) to perform the affirmative obligations of the Grantor hereunder.

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Administrative Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 10.3 of the Credit Agreement.

         SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI
                                    REMEDIES

         SECTION 6.1. Certain Remedies. If any Specified Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

                           (i) take possession of any Collateral not already in
                  its possession without demand and without legal process;

                           (ii) require the Grantor to, and the Grantor hereby
                  agrees that it will, at its expense and upon written request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties,

                           (iii) enter onto the property where any Collateral is
                  located and take possession thereof without demand and without legal process;

                           (iv) without notice except as specified below, lease,
                  license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against all or any part of the Obligations as set forth in
         Section 4.7 of the Credit Agreement.

                  (c) The Administrative Agent may

                           (i) transfer all or any part of the Collateral into
                  the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

                           (ii) notify the parties obligated on any of the
                  Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

                           (iii) withdraw, or cause or direct the withdrawal, of
                  all funds with respect to the Collateral Account;

                           (iv) enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (v) endorse any checks, drafts, or other writings in
                  the Grantor's name to allow collection of the Collateral,

                           (vi) take control of any Proceeds of the Collateral,
                  and

                           (vii) execute (in the name, place and stead of the
                  Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2. Compliance with Restrictions. The Grantor agrees that in any sale of any of the Collateral whenever a Specified Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

         SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that the Grantor may not (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

         SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by the Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.1 of the Credit Agreement) and the Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice or other communication, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION 7.5. Release of Liens. Upon the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to all Collateral.

Upon any such termination, the Administrative Agent will, at the Grantor's sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

         SECTION 7.6. No Waiver; Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.7. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

         SECTION 7.8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7.9. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Security Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 7.10. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Security Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.


                                         HECLA ALASKA LLC

                                         By:  Hecla Mining Company,
                                                  its Managing Member


                                         By:  /s/  Lewis E. Walde
                                              ---------------------------------
                                              Name:  Lewis E. Walde
                                              Title: Chief Financial Officer



                                         THE BANK OF NOVA SCOTIA,
                                         as Administrative Agent


                                         By:  /s/  Robert Hosie
                                              ---------------------------------
                                              Name:  Robert Hosie
                                              Title:  MD

                                                                         ANNEX I
                                                to Subsidiary Security Agreement


                  Intellectual Property Collateral Definitions

         "Computer Hardware and Software Collateral" means:

                  (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;

                  (b) all software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;

                  (c) all firmware associated therewith;

                  (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

                  (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

         "Copyright Collateral" means all copyrights, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Greens Creek Joint Venture's rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Greens Creek Joint Venture.

         "Patent Collateral" means:

                  (a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

                  (c) all patent licenses, and other agreements providing the Greens Creek Joint Venture with the right to use any items of the type referred to in clauses (a) and (b) above; and

                  (d) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

         "Trademark Collateral" means:

                  (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the "Trademark");

                  (b) all trademark licenses for the grant by or to the Greens Creek Joint Venture of any right to use any trademark; and

                  (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

                  (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause
         (a) and, to the extent applicable, clause (b); and

                  (e) all Proceeds of, and rights associated with, the foregoing, including any claim by Greens Creek Joint Venture against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

         "Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Greens Creek Joint Venture (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.